Exhibit 99.1

AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION dated as of January 17, 2007 (this “Agreement”), is by and among HEALTH SCIENCES GROUP, INC., a Delaware corporation (“Parent”), and KALAHARI, INC., a Delaware corporation and wholly owned subsidiary of Parent (“Acquiring Corp.”), on the one hand; and KALAHARI LIMITED, a Georgia Sub-Chapter S corporation (“Company”), on the other hand. The foregoing parties may be referred to herein individually as a “Party,” and collectively as the “Parties.”

RECITALS

WHEREAS, Company is engaged in the business of producing health and wellness specialty food and beverage products (collectively, “Health Food Products”), including, without limitation, Kalahari® branded red tea and dried fruit bars;

WHEREAS, Company desires to transfer and assign to Acquiring Corp., and Acquiring Corp. desires to acquire and assume from Company, certain of Company’s assets and liabilities, as hereinafter described and on the terms and subject to the conditions set forth below; and

WHEREAS, the Parties desire to set forth certain representations, warranties and agreements, all as more fully described below;

NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties and agreements of the Parties set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties each agree as follows.

AGREEMENT

1.    Sale and Transfer of Assets at Closing. Subject to the terms and conditions set forth in this Agreement, Company agrees to sell, convey, transfer, assign, and deliver to Acquiring Corp. at the Closing, and Acquiring Corp. agrees to purchase from Company at the Closing, the assets, properties, and business of Company, whether tangible, intangible, real, personal, or mixed, and wherever located, as listed on Schedule 1.1 (all of which are collectively referred to in this Agreement as the “Assets”). The Assets purchased by Acquiring Corp. shall exclude the following: cash and cash equivalents; prepaid expenses relating to liabilities not assumed and assets not purchased (such as unused premiums on insurance policies not assigned to Acquiring Corp.); security deposits on leases; corporate minute books and stock books; any claims and rights against third parties (including, without limitation, insurance carriers), to the extent they relate to liabilities or obligations that are not assumed by Acquiring Corp. hereunder (except to the extent Acquiring Corp. shall have incurred costs and expenses with respect to such claims and rights); claims for refunds of taxes and other governmental charges to the extent such refunds relate to periods ending on or prior to the Closing Date; any insurance policies maintained by Company with respect to its business; and the consideration paid to Company pursuant to and all rights of Company under this Agreement (the “Excluded Assets”). The Parties agree that their intention is to treat this transaction as a tax free reorganization under Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended (the “Code”), and the transaction contemplated by this Agreement is sometimes referred to herein as the “Reorganization”.

2.    Consideration From Acquiring Corp. after Closing. As full payment for the transfer of the Assets to Acquiring Corp. at the Closing (the “Purchase Price”), Parent agrees to issue to Company, after the Closing, shares of common stock of Parent calculated in accordance with the formulas set forth below and pursuant to the terms and conditions set forth on Schedule 2(a) attached to this Agreement (collectively, the “Purchase Price Shares”):

2.1    For the twelve month period ending December 31, 2008, the number of Purchase Price Shares equivalent to nine (9) times the audited Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) or one (1) times the audited gross revenues of Acquiring Corp., whichever is greater, divided by the average Volume Weighted Average Price (“VWAP”) for the common stock of Parent during the twenty (20) trading days preceding December 31, 2008,;

2.2    For the twelve month period ending December 31, 2009, the number of Purchase Price Shares equivalent to seven (7) times the audited EBITDA or eight-tenths (0.8) times audited gross revenues of Acquiring Corp., whichever is greater, divided by the average VWAP for the common stock of Parent during the twenty (20) trading days preceding December 31, 2009; and

2.3    For the twelve month period ending December 31, 2010, the number of Purchase Price Shares equivalent to five (5) times the audited EBITDA or six-tenths (0.6) times audited gross revenues of Acquiring Corp., whichever is greater, divided by the average VWAP for the common stock of Parent during the twenty (20) trading days preceding December 31, 2010,. The period commencing on January 1, 2008 and ending on December 31, 2010 shall be referred to herein as the “Earn-Out Period”. The Purchase Price Shares shall be issued within ten (10) calendar days of the date on which the Parent’s independent auditor completes its audit report on Acquiring Corp.’s financial statements for the applicable period. Parent hereby grants to Company the common stock registration rights with respect to the Purchase Price Shares as set forth in Annex I attached hereto, which is incorporated into this Agreement and made a part hereof.

2.4    In the event that Parent enters into a transaction or series of transactions during the Earnout Period that results in or would result in a change of control for Parent through a merger, consolidation or a sale or transfer of a majority of the assets of Parent to a third party Parent’s obligations under this Agreement shall be assumed by its successor in interest or the survivor in such change of control transaction, as the case may be, and, the Parties agree to equitably adjust the provisions of Section 2 or 18 of this Agreement, if necessary as a result of the change of control transaction, in order to ensure that Company receives consideration that is as nearly equivalent as is practicable (in terms of value and that is at least as marketable) to what would have been received by Company under this Agreement had Parent not undertaken the change of control transaction.

3.    Assumption of Liabilities. Acquiring Corp. agrees to assume only those liabilities of Company listed on Schedules 3(a) and 3(b) attached to this Agreement and made a part of it (the “Assumed Liabilities”). Schedule 3(a) sets forth a list of certain liabilities, not to exceed a total of $125,000 plus the legal and accounting fees set forth in Section 20 of this Agreement and the principal and interest on certain working capital loans also set forth on Schedule 3(a) (the “Liability Allowance”), which shall be satisfied at Closing using working capital provided by Parent to Acquiring Corp. at the Closing. Schedule 3(b) sets forth a list of certain operating liabilities of Company being assumed by Acquiring Corp., including a credit line of Company having an outstanding principal balance of $149,625 (the “Credit Line”). Parent shall replace Mr. Fitch with itself as the guarantor of the Credit Line effective at Closing or otherwise cause Acquiring Corp. to extinguish the outstanding balance of the Credit Line within 180 days of the Closing Date. If Parent is unable to replace Mr. Fitch with itself as the guarantor of the Credit Line, then Parent shall pay: (i) one-third (1/3) of the total outstanding balance of the Credit Line at the Closing, (ii) one-half of the remaining outstanding balance of the Credit Line ninety (90) days after the Closing Date, and (iii) the total remaining outstanding balance of the Credit Line one hundred and eighty (180) days after the Closing Date. It is expressly understood and agreed that Acquiring Corp. shall not be liable for any of the obligations or liabilities of Company of any kind and nature other than those specifically assumed by Acquiring Corp. pursuant to this Section 3 and listed on Schedule 3(a) and 3(b), respectively.

4.    Tax Positions. The Parties agree that their tax reporting position with respect to the transactions contemplated by this Agreement shall be to treat this transaction as a tax free reorganization under Section 368(a)(1)(C) of the Code, and the Parties agree not to take any contrary reporting positions to such position.  Any loans made by Parent to Company between the execution of this Agreement and the Closing will be assigned to and assumed by Acquiring Corp. upon the Closing, and will be required to be repaid in full by Company, pursuant to their terms, upon the termination of this Agreement for any reason.

5.    Taxes. Company shall pay, pro-rated as of the Closing Date, all taxes of any kind or character relating to the Assets and the Company’s business, including but not limited to, employee or employment taxes. Acquiring Corp. shall not be responsible for any taxes of any kind or character related to any period before the Closing Date. Acquiring Corp. shall be responsible for the payment of any transfer taxes of any kind or character arising from the sale and transfer of the Assets and Company’s business pursuant to this Agreement. Furthermore, the Company and Acquiring Corp. hereby waive compliance with any applicable Bulk Sales Laws in connection with the transactions contemplated by this Agreement.

6.    Representations and Warranties of Company. The Company represents and warrants that:

6.1    Debts, Obligations and Liabilities. Schedule 6.1 to this Agreement contains a true and complete schedule as of November 30, 2006 of all of Company’s liabilities and obligations, in all material respects. Company does not have any material debts, liabilities, or obligations of any nature, whether accrued, absolute, contingent, or otherwise, whether due or to become due, that are not set forth in Schedule 6.1, other than those which have arisen in the ordinary course of business since November 30, 2006.

6.2    Tax Returns Filed. Within the times and in the manner prescribed by law, Company has filed all tax returns required by law and has paid all taxes, assessments and penalties due and payable. There are no present disputes as to taxes of any nature payable by Company. Company will provide Acquiring Corp. with copies of all tax returns filed for the last three fiscal years.

6.3    Inventory. Schedule 6.3 to this Agreement contains a true and complete list, as of November 30, 2006, in all material respects, of all of Company’s inventory of products for sale that are material to its business. All items included in the inventory are Company’s property, except for sales made in the ordinary course of business. For each of these sales either the purchaser has made full payment or the purchaser’s liability to make payment is reflected in Company’s financial records. Except as set forth on Schedule 6.3, no items included in the inventory have been pledged as collateral or are held by Company on consignment from others. The inventory shown in Company’s financial information is based on quantities determined by physical count.

6.4    Tangible Personal Property. Schedule 6.4 to this Agreement is a complete and accurate schedule describing and specifying the location of all automobiles, machinery, equipment, furniture, supplies, and all other material tangible personal property which is material to Company’s business and is owned by, in the possession of, or used by Company in connection with its business. The property listed on Schedule 6.4 constitutes all such tangible personal property necessary for the conduct of the business by Company as now conducted.

6.5    Accounts Receivable. Schedule 6.5 to this Agreement is a complete and accurate schedule of Company’s accounts receivable as of November 30, 2006, together with an accurate aging of these accounts. These accounts receivable, and all accounts receivable created after that date, arose from valid sales in the ordinary course of business.

6.6    Trade Names, Trademarks and Copyrights. Schedule 6.6 to this Agreement is a schedule of all trade names, trademarks, service marks and copyrights and their registrations, if any, owned by Company or in which Company has any rights or licenses. Company has no knowledge of any infringement or alleged infringement by others of any such trade name, trademark, service mark or copyright, and to the knowledge of Company, Company has not infringed, and is not now infringing, on any trade name, trademark, service mark or copyright belonging to any other person. Company has the right to sell or assign to Acquiring Corp. all owned trademarks, trade names, service marks and copyrights, and all such licenses or other rights.

6.7    Trade Secrets. Schedule 6.7 to this Agreement is a true and complete list of Company’s trade secrets, including all formulas, customer lists, processes, know-how, computer programs and routines and other technical data. Company is the sole owner of each of these trade secrets, free and clear of any liens, encumbrances, restrictions, or legal or equitable claims of others. Company has taken all reasonable security measures to protect the secrecy, confidentiality and value of these trade secrets. Any of Company’s employees or consultants and any other persons who, either alone or in concert with others, developed, invented, discovered, derived, programmed or designed these secrets, or who have knowledge of or access to information relating to them, have been put on notice and, if appropriate, have entered into agreements that these secrets are proprietary to Company and are not to be divulged or misused.

6.8    Other Intangible Property. A true and complete list of all intangible assets, other than those specifically referred to elsewhere in this Agreement, is set forth in Schedule 6.8 to this Agreement.

6.9    Title to Assets. Company has good and marketable title to all the Assets and interests in the Assets, whether real, personal, mixed, tangible, or intangible, which constitute all the Assets and interests in the Assets that Company is transferring to Acquiring Corp. The Assets are free and clear of restrictions on or conditions to transfer or assignment, and free and clear of mortgages, liens, pledges, charges, encumbrances, equities, claims, easements, covenants, conditions or restrictions, except as set forth on Schedule 6.9, and except for the lien of current taxes not yet due and payable and possible minor matters that, in the aggregate, are not substantial in amount and do not materially detract from or interfere with the present or intended use of the Assets. Company is not in default or in arrears in any material respect under any lease. All Assets are in good operating condition and repair, ordinary wear and tear excepted. Company is in possession of the premises leased to it.

6.10    Customers and Sales. Included as a part of Schedule 6.10 to this Agreement is a correct and current list of all of Company’s customers who have done business with Company during the most recent fiscal year together with summaries of the sales made to each such customer during such fiscal year. Company has no knowledge that any of these customers intend to cease doing business with Company or materially alter the amount of business they are presently doing with Company.

6.11    Employee Contracts and Benefits. Schedule 6.11 is a list of all employment contracts and all other agreements or arrangements providing for employee remuneration or benefits to which Company is a party or by which it is bound. These contracts and arrangements are in full force and effect and Company is not in default under any of them. Company has not entered into any severance or similar arrangement in respect of any present or former employee that will result in any obligation, absolute or contingent, of Acquiring Corp. or Company to make any payment to any present or former employee following termination of employment.

6.12    Organization. Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Georgia and true and correct copies of the bylaws and Certificate of Incorporation of each are attached hereto as part of Schedule 6.12. Company is licensed, registered and qualified to conduct business in each of the jurisdictions set forth on Schedule 6.12 hereto (collectively, the “Applicable Jurisdictions”), which jurisdictions are the only jurisdictions under the laws of which the character or the location of the properties owned by Company or the nature of the business conducted by it requires licensing, registration or qualification unless any failure to be so licensed, registered or qualified would not, individually or in the aggregate, cause a Material Adverse Change.

6.13    Other Contracts. With the exception of this Agreement, Company is not a party to any agreement not entered into in the ordinary course of business or that is unusual in nature, duration or amount except the agreements listed in Schedule 6.13, copies of which have been furnished or made available to Acquiring Corp. There is no default or event that, with notice or lapse of time or both, would constitute a default by any party to any of these agreements. Company has not received notice that any party to any of these agreements intends to cancel or terminate any of these agreements or to exercise or not exercise any options under any of these agreements.

6.14    Compliance with Laws. Company has complied in all material respects with, and is not in violation of, any statute, law or regulation which materially affect Company’s properties or the operation of its business. Company is currently in possession of all permits and licenses necessary to conduct the business, the absence of any of which would cause a Material Adverse Change to Company, which permits and licenses are listed on Schedule 6.14.

6.15    Litigation. Except as set forth in Schedule 6.15, there is not pending or, to Company’s knowledge, threatened any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation, against or affecting Company or its business, assets or financial condition or the transaction contemplated by this Agreement. The matters set forth in Schedule 6.15, if decided adversely to Company, will not result in a Material Adverse Change in its business, assets or financial condition. Company has furnished or made available to Acquiring Corp. copies of all relevant documents relating to the matters set forth in Schedule 6.15. Except as set forth in Schedule 6.15, Company is not presently engaged in any legal action to recover money due to it or damages sustained by it.

6.16    Agreement Will Not Cause Breach or Violation. The consummation of the transaction contemplated by this Agreement will not result in or constitute any of the following: (1) a default or an event that, with notice or lapse of time or both, would be a default, breach or violation of any lease, license, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust, or other agreement, instrument or arrangement to which Company is a party or by which Company or its property is bound; (2) an event that would permit any party to terminate any agreement or to accelerate the maturity of any indebtedness or other obligation of Company; or (3) the creation or imposition of any lien, charge or encumbrance on any of Company’s properties, that, in any case, would cause a Material Adverse Change in Company’s business or operations.

6.17    Authority and Consents. Except as set forth on Schedule 6.17, Company has all requisite corporate right, power, and authority to enter into and perform its obligations under this Agreement, and no approvals or consents of any governmental authorities or persons other than Company are necessary in connection with it. The execution and delivery of this Agreement by Company has been duly authorized by all necessary corporate action on the part of Company. This Agreement constitutes a valid and binding obligation of Company, enforceable against Company in accordance with its terms.

6.18    Personnel and Compensation. Schedule 6.18 is a list of the names of all officers, directors, employees, and manufacturer’s representatives of Company, and the rate of compensation payable to each.

6.19    Full Disclosure. None of the representations and warranties made by Company in this Agreement contains any untrue statement of a material fact, or omits to state a material fact, necessary to make the statements made not misleading.

6.20    Representations Required for SEC Compliance.

(a)    Company is acquiring, when they are issued, the Purchase Price Shares for its own account for investment only and not with a view toward the public sale or distribution thereof, other than pursuant to Section 6.20(c).

(b)    The Company is able, by reason of its business and financial experience and the business and financial experience of its professional advisors (if any) to protect its own interests in connection with the transactions described in this Agreement and the related documents and (ii) able to afford the entire loss of its investment in the Purchase Price Shares.

(c)    All subsequent offers, sales and other transfers of the Purchase Price Shares by the Company shall be made pursuant to an effective registration statement with respect to the resale of the Purchase Price Shares under the Securities Act of 1933, as amended, and applicable state laws or pursuant to an exemption from registration.

(d)    Company acknowledges that the Purchase Price Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that Parent is relying upon the truth and accuracy of, and Company’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Company set forth herein in order to determine the availability of such exemptions and the eligibility of Company to acquire the Purchase Price Shares.

(e)    Company and its advisors, if any, have been furnished with materials relating to the business, finances and operations of Purchaser and materials relating to the offer and sale of the Purchase Price Shares which have been requested by Company. The Company and its advisors, if any, have been afforded the opportunity to ask questions of Purchaser and have received complete and satisfactory answers to any such inquiries.

(f)    Company understands that its investment in the Purchase Price Shares involves a high degree of risk.

(g)    Company understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Purchase Price Shares.

6.21    Representations regarding the Reorganization.

(a)    Fair Market Value. The fair market value of the Purchase Price Shares and other consideration received by Company will be approximately equal to the fair market value of the assets surrendered in the exchange.

(b)    Expenses. Except as set forth in Section 20 of this Agreement, Company will pay its own expenses incurred in connection with the transaction.

(c)    Assets Exceed Liabilities. The fair market value of the assets of the Company transferred to Acquisition Corp. will equal or exceed the sum of the liabilities assumed by Acquisition Corp. plus the amount of liabilities, if any, to which the assets are subject.

(d)    No Plan or Intention. To the knowledge of the Company, there is no plan or intention by the Company to sell, exchange, or otherwise dispose of a number of Purchase Price Shares received in the transaction to any person related to Parent that would reduce the Company’s ownership of Parent to a number of shares having a value, as of the date of the transaction, of less than 50 percent of the value of the assets transferred to Acquiring Corp.

(e)    Intercorporate Debt. There is no intercorporate indebtedness existing between the Company and Parent that was issued, acquired, or will be settled at a discount.

(f)    Liabilities. The liabilities of Company and the liabilities to which the Assets of Company are subject were incurred by Company in the ordinary course of its business.

(g)   Bankruptcy Proceedings. The Company is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of I.R.C. §368(a)(3)(A).

(h)   Assets Transferred. Following the transaction, Acquiring Corp. will hold at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by Company immediately prior to the Reorganization. For purposes of this representation, amounts paid by the Company or Acquiring Corp. to dissenters, amounts paid by the Company to shareholders who receive cash or other property, amounts paid by the Company to pay reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by the Company immediately preceding the transfer, will be included as assets of the Company immediately prior to the Reorganization.

(i)    Voting Stock. In the Reorganization, assets of the Company will be exchanged solely for voting stock of Parent.

(j)    No Prior Stock Holdings. Neither Parent or Acquiring Corp. owns, nor have they owned during the past five (5) years any shares of stock of the Company.

(k)    Investment Company. The Company is not an investment Company as defined in I.R.C. §§ 368(a)(2)(F)(iii) and 368(a)(2)(F)(iv).

(l)     No Boot. There will be no “boot” transferred to Company or any Company shareholder other than the liabilities of Company assumed by Acquiring Corp.

(m)   Distribution of Purchase Price Shares. Company will distribute the Purchase Price Shares to its shareholders pursuant to its plan of reorganization.

6.22    No Additional Representations. Company has not made nor has any other person acting on behalf of the Company made, any representation or warranty, express or implied, oral or written, as to the accuracy or completeness of any information regarding the Company or the business of Company except as expressly set forth in this Agreement, including any schedules and/or exhibits to this Agreement.

7.      Parent and Acquiring Corp. Representations and Warranties. As a material inducement to Company entering into this Agreement and completing the transactions contemplated by this Agreement, the Parent and Acquiring Corp. jointly and severally represent and warrant to the Company as follows:

7.1    Organization. Each of Parent and Acquiring Corp. is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and true and correct copies of the bylaws and Certificate of Incorporate of each are attached hereto as part of Schedule 7.1. Parent is licensed, registered and qualified to conduct business in each of the jurisdictions set forth on Schedule 7.1 hereto (collectively, the “Applicable Jurisdictions”), which jurisdictions are the only jurisdictions under the laws of which the character or the location of the properties owned by Parent or any subsidiary of Parent or the nature of the business conducted by it requires licensing, registration or qualification unless any failure to be so licensed, registered or qualified would not, individually or in the aggregate, cause a Material Adverse Change.

7.2    Authority; Enforceability. Each of Parent and Acquiring Corp. has the full corporate power, authority and capacity to enter into this Agreement and all other agreements and instruments to be executed by it as contemplated by this Agreement and to carry out its obligations under the Agreement and such other agreements and instruments. The execution and delivery of this Agreement and such other agreements and instruments and the completion of the transactions contemplated by this Agreement and such other agreements and instruments have been duly authorized by all necessary corporate action on the part of Parent and Acquiring Corp. This Agreement constitutes a valid and binding obligation of each of Parent and Acquiring Corp., enforceable against Parent and Acquiring Corp. in accordance with their respective terms.

7.3    Capitalization.  The authorized capital stock of Parent as of the date hereof is set forth on Schedule 7.3 hereto. All of the outstanding shares of the capital stock and any other outstanding securities of Parent have been duly and validly authorized and validly issued, are fully paid and nonassessable and were issued in accordance with the registration or qualification provisions of the Securities Act and applicable state securities laws, or pursuant to valid exemptions therefrom. Except as set forth in this Agreement and as set forth on Schedule 7.3 hereto, no shares of capital stock or any other security of Parent are entitled to preemptive rights, registration rights, rights of first refusal or similar rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of Parent. Furthermore, except as set forth in this Agreement and as set forth on Schedule 7.3 hereto, there are no contracts, commitments, understandings, or arrangements by which Parent is or may become bound to issue additional shares of the capital stock of Parent or options, securities or rights convertible into shares of capital stock of Parent. Except for customary transfer restrictions contained in agreements entered into by Parent in order to sell restricted securities or as provided on Schedule 7.3 hereto, Parent is not a party to or bound by any agreement or understanding granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities. Except as set forth on Schedule 7.3, Parent is not a party to, and it has no knowledge of, any agreement or understanding restricting the voting or transfer of any shares of the capital stock of Parent. Except as disclosed on Schedule 7.3, (i) there are no outstanding debt securities, or other form of material debt of Parent or any of its Subsidiaries, (ii) there are no contracts, commitments, understandings, agreements or arrangements under which Parent or any of its Subsidiaries is required to register the sale of any of their securities under the Securities Act, (iii) there are no outstanding securities of Parent or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings, agreements or arrangements by which Parent or any of its Subsidiaries is or may become bound to redeem a security of Parent or any of its Subsidiaries, (iv) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities, (v) Parent does not have any stock appreciation rights or “phantom stock” plans or agreements, or any similar plan or agreements and (vi) as of the date of this Agreement, except as disclosed on Schedule 7.3, to Parent’s and each of its Subsidiaries’ knowledge, no Person (as defined below) or group of related Persons beneficially owns (as determined pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or has the right to acquire by agreement with or by obligation binding upon Parent, beneficial ownership of in excess of 5% of the Common Stock. Any Person with any right to purchase securities of Parent that would be triggered as a result of the transactions contemplated hereby has waived such rights or the time for the exercise of such rights has passed.

7.4    Consents and Approvals. All consents and approvals required to be obtained by each of Parent and Acquiring Corp. in connection with the execution and delivery of this Agreement and the completion of the transactions contemplated by this Agreement have been obtained.

7.5    Litigation. Except as set forth on Schedule 7.5, there is no action, suit, proceeding, claim, application, complaint or investigation in any court or before any arbitrator or any regulatory body or governmental or non-governmental body pending or, to Parent’s knowledge, threatened by or against Parent or Acquiring Corp. related to their respective business, operations or capital or the transactions contemplated by this Agreement, and to the knowledge of Parent, there is no factual or legal basis which could give rise to any such action, suit, proceeding, claim, application, complaint or investigation.

7.6    Agreement will not Cause Breach or Violation. The execution, delivery and performance of this Agreement by each of Parent and Acquiring Corp. and the completion (with any required consents and approvals and notices) of the transactions contemplated by this Agreement do not and will not result in or constitute any of the following: (1) a default or an event that, with notice or lapse of time or both, would be a default, breach or violation of any lease, license, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust, or other agreement, instrument or arrangement to which Parent or Acquiring Corp. is a party or by which Parent or Acquiring Corp. or their property is bound; (2) an event that would permit any party to terminate any agreement or to accelerate the maturity of any indebtedness or other obligation of Parent or Acquiring Corp.; or (3) the creation or imposition of any lien, charge or encumbrance on any of Parent’s or Acquiring Corp.’s properties, that, in any case, would cause a Material Adverse Change in Parent’s or Acquiring Corp.’s business or operations.

7.7    Common Stock. The shares of common stock of Parent to be issued as the Purchase Price Shares will, when issued, be validly issued, in compliance with applicable securities and other laws and regulations, outstanding, fully paid and non-assessable shares of Common Stock of Parent, free and clear of all liens, encumbrances and rights of refusal or offer of any kind and the holders thereof shall be entitled to all rights accorded to a holder of Common Stock of Parent.

7.8    Registration Status; Parent Reports. Parent is a registrant and reporting company in good standing under the Securities Exchange Act of 1934, as amended, and is current with all of its periodic reports. Parent has previously made available to Company, by reference to the website of the U.S. Securities and Exchange Commission (“SEC”) at www.sec.gov, complete and accurate copies of its annual report on Form 10-KSB for the year ended December 31, 2005 and its quarterly reports on Form 10-QSB for the Parent’s fiscal quarters ended March 31, 2006, June 30, 2006 and September 30, 2006, and any amendments to all such reports, as well as any reports on Form 8-K since January 1, 2005 (collectively, the “Parent Reports”), as filed with the SEC. As of their respective dates, the Parent Reports did not, at the time that they were filed (or if amended or superseded by a filing before the date of this Agreement, then on the date of such filing) and do not now as of the date hereof contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading. The financial statements of the Parent contained in the Parent Reports fairly present, in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods covered thereby, the financial condition of Parent on a consolidated basis at the dates of such statements and the results of its operations and its cash flows for the periods covered thereby. Such financial statements consisting in each case of a balance sheet and the accompanying statements of income, retained earnings and changes in financial position for the period then ended and notes to such financial statements, together with the report of the auditors thereon are complete and accurate in all material respects. All material facts and material changes regarding Parent or its securities that have occurred since January 1, 2006 have been publicly disclosed in accordance with all applicable laws and there have been no material changes with respect to Parent or its securities that have not been disclosed since that date.

7.9      No Cease Trade Order. No securities commission or other regulatory authority has issued any order preventing or suspending the trading of the Parent’s Common Stock or prohibiting the sale of the Purchase Price Shares to be delivered hereunder, and, to Parent’s knowledge, no proceedings for such purpose are pending or threatened.

7.10    No Material Adverse Change. There has been no Material Adverse Change in the business or operations with respect to the Parent since September 30, 2006 except as set forth on Schedule 7.10.

7.11    Undisclosed Liabilities. Except as disclosed in Schedule 7.11 hereto, Parent does not have any liabilities, obligations, indebtedness or commitments, whether accrued, absolute, contingent or otherwise, which are not disclosed in the most recent balance sheet contained in a Parent Report filed with the SEC, other than liabilities, obligations and indebtedness incurred in the normal course of business which do not exceed in the aggregate twenty-five thousand United States dollars (US$ 25,000).

7.12    Compliance with Laws. Each of Parent and Acquiring Corp. has complied in all material respects with, and is not in violation of, any statute, law or regulation which materially affect Parent or Acquiring Corp.’s properties or the operation of its business. Each of Parent and Acquiring Corp. is currently in possession of all material permits and licenses necessary to conduct the business, which permits and licenses are listed on Schedule 7.12.

7.13    Taxes. Within the times and in the manner prescribed by law, each of Parent and Acquiring Corp. has filed all tax returns required by law and has paid all taxes, assessments and penalties due and payable. There are no present disputes as to taxes of any nature payable by Parent or Acquiring Corp. Each of Parent and Acquiring Corp. will provide Company with copies of all tax returns filed for the last three fiscal years. Parent has paid in full all taxes required to be paid on or prior to the date hereof and has made adequate provision in the financial statements contained in the Parent Reports for the payment of all taxes in respect of all fiscal periods on or before the Closing.

7.14    Material Contracts. Schedule 7.14 hereto lists all the contracts to which Parent is a party which are material to the operation of its business (“Parent Material Contracts”). Parent is not in default under any Parent Material Contract and there has not occurred any event, which, with the lapse of time or giving of notice or both, would constitute a default under any Parent Material Contract by Parent or, to the knowledge of the Parent, any other party to such a Parent Material Contract, other than any default which would not be likely to result in a Material Adverse Change. Each Parent Material Contract is in full force and effect, unamended by written or oral agreement, and Parent has not received any notice of a default by any party under any Parent Material Contract or notice of any dispute between Parent and any other party in respect of any Parent Material Contract.

7.15    Full Disclosure. None of the representations and warranties made by Parent and Acquiring Corp. in this Agreement contains any untrue statement of a material fact, or omits to state a material fact, necessary to make the statements made not misleading.

7.16    Representations regarding the Reorganization.

(a)    Reacquisition of Stock. Neither Parent nor any person related to Parent as defined under Treas. Reg. § 1.368-1(e)(2) plans or intends to reacquire any of the Purchase Price Shares issued in the Reorganization.

(b)    No Plan or Intention. Parent has no plan or intention to liquidate the Acquiring Corp.; to merge the Acquiring Corp. with and into another corporation; to sell or otherwise dispose of the stock of the Acquiring Corp.; or to sell or otherwise dispose of any of the assets of the Company acquired in the transaction, except for dispositions made in the ordinary course of business or transfers described in I.R.C. § 368(a)(2)(C); or to cause the Acquiring Corp. to sell or otherwise dispose of any of its assets or any of the assets acquired from the Company, except for dispositions made in the ordinary course of business or transfers of assets to a corporation controlled by the Acquiring Corp.

(c)    Historic Business. Following the transaction, Parent shall cause the Acquiring Corp. to continue the historic business of the Company or use a significant portion of the Company's historic business assets in a business.

(d)    Incorporate Debt. There is no intercorporate indebtedness existing between the Company and Parent or Acquiring Corp. that was issued, acquired, or will be settled at a discount.

(e)    Investment Company. Neither Parent nor Acquiring Corp. is an investment Company as defined in I.R.C. §§ 368(a)(2)(F)(iii) and 368(a)(2)(F)(iv).

(f)    Control. Prior to the Reorganization, Parent will be in control of Acquiring Corp. within the meaning of I.R.C. § 368(c)(1).

(g)    Fair Market Value. The fair market value of the Purchase Price Shares and other consideration received by each Company shareholder will be approximately equal to the fair market value of the assets surrendered in the exchange.

(h)    Expenses. Parent and Acquiring Corp. will pay their own expenses, if any, incurred in connection with the transaction.

(i)    Assets Transferred. Following the transaction, Acquiring Corp. will hold at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by Company immediately prior to the Reorganization. For purposes of this representation, amounts paid by the Company or Acquiring Corp. to dissenters, amounts paid by the Company to shareholders who receive cash or other property, amounts paid by the Company to pay reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by the Company immediately preceding the transfer, will be included as assets of the Company immediately prior to the Reorganization.

(j)    Voting Stock. In the Reorganization, assets of the Company will be exchanged solely for voting stock of Parent.

(k)   No Prior Stock Holdings. Neither Parent nor Acquiring Corp. owns, nor has either of them owned during the past five (5) years any shares of stock of the Company.

(l)    No Boot. There will be no “boot” transferred to Company or any Company Shareholder other than the liabilities of Company assumed by Acquiring Corp.

7.17    No Additional Representations. Each of Parent and Acquiring Corp. have not made nor has any other person acting on behalf of Parent or Acquiring Corp. made, any representation or warranty, express or implied, oral or written, as to the accuracy or completeness of any information regarding the Purchase Price Shares, Parent or Acquiring Corp. or the business of Parent or Acquiring Corp. except as expressly set forth in this Agreement, any schedules and/or exhibits to this Agreement.

8.      Indemnification and Survival of Representations and Warranties.

8.1    Survival of Representations and Warranties. The representations and warranties of Company shall survive the Closing for a period of one year. The representations and warranties of Parent and Acquiring Corp. set forth in Sections 7.7, 7.8 and 7.9 shall survive the Closing until six months after the conclusion of the Earn-out Period. All other representations and warranties of Parent and Acquiring Corp. shall survive the Closing for a period of one year. Notwithstanding the foregoing, any representation or warranty the violation of which is made the basis of a claim for indemnification pursuant to Section 8.2 or Section 8.3 will survive, but only for purposes of and until such pending claim is finally resolved by a non-appealable determination if the Indemnified Party notifies the Indemnifying Party of such claim in reasonable detail prior to the date on which such representation or warranty and respective indemnification obligation would otherwise expire under this Agreement.

8.2    Indemnification by Company. Company shall indemnify, defend and hold harmless Acquiring Corp., Parent and their respective past and present officers, directors, affiliates, agents and representatives against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney’s fees, that Acquiring Corp. or Parent shall incur or suffer that arise, result from or relate to any breach or inaccuracy of, or failure by Company to perform, any of the representations, warranties, covenants or agreements made by Company in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by Company under this Agreement. Specifically, without limiting the foregoing, Company shall be solely responsible for the payment of any sums incurred as a result of (i) an audit of Company by any government agency so long as all or any part of the period to which the audit relates pre-dates the Closing Date, or (ii) any claim of intellectual property infringement by a third party with respect to the Assets, the basis of which pre-dates the Closing Date.

8.3    Indemnification by Parent and Acquiring Corp. Each of Parent and Acquiring Corp. shall jointly and severally indemnify, defend and hold harmless Company and its respective officers, directors, affiliates, agents and representatives against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney’s fees, that Company shall incur or suffer that arise, result from or relate to any breach or inaccuracy of, or failure by Parent or Acquiring Corp. to perform, any of their representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by the Parent or Acquiring Corp. under this Agreement.

8.4    Notice. Any party entitled to receive indemnification under this Article 8 (the “Indemnified Party”) agrees to give prompt written notice to the party or parties required to provide such indemnification (the “Indemnifying Parties”) upon the occurrence of any indemnifiable Loss or the assertion of any claim or the commencement of any action or proceeding in respect of which such a Loss may reasonably be expected to occur (a “Claim”), but the Indemnified Party’s failure to give such notice will not affect the obligations of the Indemnifying Party under this Article 8 except to the extent that the Indemnifying Party is prejudiced thereby. Such written notice will include a reference to the event or events forming the basis of such Loss or Claim and the amount involved, unless such amount is uncertain or contingent, in which event the Indemnified Party will give a later written notice when the amount becomes fixed.

8.5    Defense of Claims. The Indemnifying Party may elect to assume and control the defense of any Claim, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of expenses related to such Claim, if (a) the Indemnifying Party acknowledges its obligation to indemnify the Indemnified Party for any Losses resulting from such Claim and provides reasonable evidence to the Indemnified Party of its financial ability to satisfy such obligation; (b) the Claim does not seek to impose any liability or obligation on the Indemnified Party other than for money damages; and (c) the Claim is not of a nature or amount that in the good faith opinion of the Indemnified Party, its prosecution could reasonably be expected to have a material and adverse effect on the Indemnified Party’s relationship with any significant customer. If such conditions are satisfied and the Indemnifying Party elects to assume and control the defense of a Claim, then (i) the Indemnifying Party will not be liable for any settlement of such Claim effected without its consent, which consent will not be unreasonably withheld; (ii) the Indemnifying Party may settle such Claim without the consent of the Indemnified Party; and (iii) the Indemnified Party may employ separate counsel and participate in the defense of such Claim, but the Indemnified Party will be responsible for the fees and expenses of such counsel unless (A) the Indemnifying Party has failed to adequately assume the defense of such Claim or to employ counsel with respect thereto or (B) in the reasonable opinion of the Indemnified Party a conflict of interest exists between the interests of the Indemnified Party and the Indemnifying Party that requires representation by separate counsel, in which case the fees and expenses of such separate counsel will be paid by the Indemnifying Party. If such conditions are not satisfied, the Indemnified Party may assume and control the defense of the Claim; provided however, that the Indemnifying Party will not be liable for any settlement of such Claim effected without its consent, which consent will not be unreasonably withheld or delayed, unless the Indemnifying Party has not established to the reasonable satisfaction of the Indemnified Party that it is financially capable of paying the entire Claim.

8.6    Payment of Indemnity. Company shall pay any obligation to any Indemnified Party hereunder by set off by Acquiring Corp. and Parent against payment of the Purchase Price Shares not yet issued and delivered to Company upon a final non-appealable determination of the Claim. Parent and Acquiring Corp. may pay any obligation to any Indemnified Party hereunder by, at the discretion of Parent or Acquiring Corp. as the case may be, (a) the issuance of additional shares of Parent Common Stock valued at the average VWAP for the 20 trading days preceding the date of a final non-appealable determination of the Claim or (b) the payment of cash by Parent or Acquiring Corp. within thirty (30) days following the date of a final non-appealable determination of the Claim.

8.7    Losses Net of Insurance and Tax Benefits. The amount of any Losses for which indemnification is provided under this Article 8 will be net of (i) any amounts recovered or recoverable by the Indemnified Party under insurance policies with respect to such Losses and (ii) any tax benefits to it arising from or relating to such Losses. Each Indemnified Party will use commercially reasonable efforts to pursue all potential claims under applicable insurance policies with respect to any Losses; provided, however, any Losses incurred by an Indemnified Party will include any economic effect incurred by such party as a result of such pursuit, including, without limitation, any increases in premium amounts.

8.8    Cooperation. Each Party shall cooperate with the other and provide whatever information may be in its possession which may reasonably be requested by the other with respect to the defense of any Claim referred to in this Article 8, as appropriate.

8.9    Certain Qualifications and Limits on Indemnity. Notwithstanding anything to the contrary contained in this Agreement:

(a)    In no event shall the aggregate liability of Company for any breach of any representations or warranties made by Company exceed 15% of the value of the Purchase Price Shares determined as of the date of the final non-appealable determination of the Claim, and in no event shall the aggregate liability of the Parent or Acquiring Corp. for any breach of any representations or warranties made by them exceed 15% of the value of the Purchase Price Shares determined as of the date of the final non-appealable determination of the Claim.

(b)    No party shall have any liability with respect to any breach of representation or warranty for which such party is liable under this Agreement unless and until the aggregate amount of the Losses relating thereto with respect to exceed 1.5% of the value of the Purchase Price Shares determined as of the date of the final non-appealable determination of the Claim for any such party (the “Threshold”), and the liability of each such party shall only be for the amount of the Losses exceeding the Threshold.

(c)    The indemnification obligations of the parties under this Article 8 hereof shall constitute the sole and exclusive remedy of the parties to this Agreement for any breach or default of any representation or covenant or any other breach or default by any parties under this Agreement (whether any such suit, claim, action, proceeding or demand with respect to any such breach or default may be made in contract, breach of warranty, tort or otherwise).

9.     Company’s Obligations Before Closing. Company covenants that from the date of this Agreement until the Closing:

9.1    Acquiring Corp.’s Access to Premises and Information. Acquiring Corp. and its counsel, accountants and other representatives shall have full access during normal business hours to all properties, books, accounts, records, contracts and documents of or relating to Company. Company shall furnish or cause to be furnished to Acquiring Corp. and its representatives all data and information concerning Company’s business, finances and properties that may be reasonably requested.

9.2    Conduct of Business in Normal Course. Company will carry on its business and activities diligently and in substantially the same manner as it previously has been carried out and shall not make or institute any unusual or novel methods of manufacture, purchase, sale, management, accounting or operation that vary materially from those methods used by Company as of the date of this Agreement.

9.3    Preservation of Business and Relationships. Company will use its best efforts to preserve Company’s business organization intact and to preserve its present relationships with suppliers, customers and others having business relationships with it.

9.4    Employees and Compensation. Company will not do, or agree to do, any of the following acts: (i) make any change in compensation payable or to become payable to any officer, employee, sales agent or representative or (ii) make any change in benefits payable to any officer, employee, sales agent or representative.

9.5    New Transactions. Company will not, without Acquiring Corp.’s written consent, do or agree to do any of the following acts: (i) enter into any contract, commitment or transaction not in the usual and ordinary course of business; (ii) enter into any contract, commitment or transaction in the usual and ordinary course of business involving an amount exceeding $10,000; (iii) make any capital expenditures in excess of $10,000 for any single item or $10,000 in the aggregate, or enter into any leases of capital equipment or property; or (iv) sell or dispose of any capital assets.

9.6    Payment of Liabilities and Waiver of Claims. Prior to the Closing, Company will not do, or agree to do, any of the following acts without Parent’s prior written consent: (i) pay any obligation or liability, fixed or contingent, other than current liabilities; (ii) waive or compromise any right or claim; or (iii) cancel, without full payment, any note, loan or other obligation owed to it.

9.7    Existing Agreements. Company will not modify, amend, cancel or terminate any existing contracts or agreements without the written consent of Acquiring Corp.

9.8    Assistance with Audit. Company shall use its commercially reasonable best efforts to assist Parent and Parent’s independent certified public accountants in completing the audit and review of financial statements referred to in Section 12.5 hereof as expeditiously as possible.

10.    Parent’s and Acquiring Corp.’s Obligations Before Closing. Acquiring Corp. and Parent covenant that from the date of this Agreement until the Closing:

10.1   Hold in Strict Confidence Parent and Acquiring Corp. agree that, unless and until the Closing has been consummated, Parent and Acquiring Corp. will hold in strict confidence, and will not use to the detriment of Company, all data and information with respect to the business or Assets obtained in connection with this transaction. If the transaction contemplated by this Agreement is not consummated, Parent and Acquiring Corp. will promptly return to Company all the data and information that they have received from Company.

10.2    Company’s Access to Premises and Information. Company and its counsel, accountants and other representatives shall have full access during normal business hours to all properties, books, accounts, records, contracts and documents of or relating to Parent and Acquiring Corp. Parent and Acquiring Corp. shall furnish or cause to be furnished to Company and its representatives all data and information concerning Parent and Acquiring Corp.’s business, finances and properties that may be reasonably requested.

10.3    Conduct of Business in Normal Course. Each of Parent and Acquiring Corp. will carry on its business and activities diligently and in substantially the same manner as it previously has been carried out and shall not make or institute any unusual or novel methods of manufacture, purchase, sale, management, accounting or operation that vary materially from those methods used by Parent or Acquiring Corp. as of the date of this Agreement.

10.4    Preservation of Business and Relationships. Each of Parent and Acquiring Corp. will use its best efforts to preserve Parent’s and Acquiring Corp.’s business organizations intact and to preserve its present relationships with suppliers, customers and others having business relationships with it.

10.5    Best Efforts to Obtain Financing. From the date hereof until the Closing or the termination of this Agreement, Parent and Acquiring Corp. shall work diligently towards and use their best efforts to close on the financing required under Section 14.2(c) of this Agreement.

10.6    New Transactions. Each of Parent and Acquiring Corp. will not, without Company’s written consent, do or agree to do any of the following acts: (i) enter into any contract, commitment or transaction not in the usual and ordinary course of business; (ii) enter into any contract, commitment or transaction in the usual and ordinary course of business involving an amount exceeding $10,000; (iii) make any capital expenditures in excess of $10,000 for any single item or $10,000 in the aggregate, or enter into any leases of capital equipment or property; or (iv) sell or dispose of any capital assets.

10.7    Existing Agreements. Each of Parent and Acquiring Corp. will not modify, amend, cancel or terminate any existing material contracts or agreements without the written consent of Acquiring Corp.

10.8    Assistance with Audit. Parent shall use its commercially reasonable best efforts to assist Company and Parent’s independent certified public accountants in completing the audit and review of financial statements referred to in Section 12.5 hereof as expeditiously as possible.

11.    Cooperation in Securing Consents of Third Parties. Acquiring Corp. and Parent will use their best efforts to assist Company in obtaining the consent of all necessary persons and agencies to the assignment and transfer to Acquiring Corp. of the Assets to be assigned and transferred under the terms of this Agreement.

12.    Conditions Precedent to Acquiring Corp.’s Performance. The obligations of Acquiring Corp. to purchase the Assets under this Agreement are subject to the satisfaction, at or before the Closing, of all the conditions set out below. Acquiring Corp. may waive any or all of these conditions in whole or in part, provided, however, that no such waiver of a condition shall constitute a waiver by Acquiring Corp. of any of its other rights or remedies, at law or in equity, if any of the Company Parties shall be in default of any representation, warranty or covenant under this Agreement.

12.1    Accuracy of Company’s Representations and Warranties. Except as otherwise permitted by this Agreement, all representations and warranties of the Company Parties included in this Agreement or in any written statement that shall be delivered to Acquiring Corp. under this Agreement shall be true in all material respects on and as of the Closing Date as though made at that time.

12.2    Performance by Company. The Company shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by each of them, on or before the Closing Date.

12.3    No Material Adverse Change. During the period from November 30, 2006 to the Closing Date, there shall not have been any Material Adverse Change in Company’s financial condition or the results of operations, and Company shall not have sustained any material loss or damage to the Assets.

12.4    Due Approval. The execution and delivery of this Agreement by Company and the performance of its covenants and obligations under it will be duly authorized by all necessary action by Company and Acquiring Corp. shall receive copies of all materials pertaining to that authorization, certified by an executive officer of Company as true and correct.

12.5    Audited Financial Statements. Company shall have provided Parent with audited financial statements relating to the Assets and Assumed Liabilities for the fiscal years ended December 31, 2006 and 2005 and any unaudited reviewed interim financial statements as Parent may be required to include in a Form 8-K to be filed by Parent following the Closing pursuant to the Exchange Act (the “8-K”). The Parties agree that time is of the essence with respect to Closing and that it is therefore the intention of the Parties to have such audit completed within thirty (30) days after the execution of this Agreement if at all possible. The Parties agree to employ Corbin & Company, LLP, Parent’s independent certified public accountants, at Parent’s expense, to perform the aforementioned two-year audit and review of any interim financial statements required to be included in the 8-K; provided, however, that if Corbin & Company is not available to commence the audit promptly after the execution of this Agreement, then the Parties shall agree on a qualified replacement auditor within fifteen (15) days after the execution of this Agreement.

12.6    Updated Disclosure Schedules. Company shall have provided Parent with the Schedules required by Section 6 updated as of a date not more than five business days prior to the Closing Date, which updated Schedules shall automatically amend, supersede and replace the Schedules provided by Company on the date of this Agreement.

13.    Conditions Precedent to Company’s Performance. The obligations of Company to sell and transfer the Assets under this Agreement are subject to the satisfaction, at or before the Closing, of all of the following conditions. Company may waive any or all of these conditions in whole or in part, however, no such waiver of a condition shall constitute a waiver by Company of any of its rights or remedies, at law or in equity, if Acquiring Corp. should be in default of any of its representations, warranties or covenants under this Agreement.

13.1    Accuracy of Acquiring Corp.’s Representations and Warranties. All representations and warranties by Acquiring Corp. contained in this Agreement or in any written statement delivered by Acquiring Corp. under this Agreement shall be true in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of that date.

13.2    Acquiring Corp. and Parent’s Performance. Acquiring Corp. and Parent shall have performed and complied with all covenants and agreements and satisfied all conditions that they are required by this Agreement to perform, comply with or satisfy, before or at the Closing.

13.3    Acquiring Corp. and Parent’s Corporate Approval. The board of directors of each of Acquiring Corp. and Parent shall have duly authorized and approved the execution and delivery of this Agreement and all corporate action necessary or proper to fulfill Acquiring Corp.’s and Parent’s obligations to be performed under this Agreement on or before the Closing Date.

13.4    No Material Adverse Change. During the period from November 30, 2006 to the Closing Date, there shall not have been any Material Adverse Change in Parent’s financial condition or the results of operations, and Parent shall not have sustained any material loss or damage to its business or assets.

14.    The Closing. The transfer of the Assets by Company to Acquiring Corp. (the “Closing”) shall take place as soon as practicable after the date of this Agreement but no later than March 31, 2007 at the offices of Richardson & Patel, LLP, 10900 Wilshire Blvd, Suite 500, Los Angeles, CA 90024 at 10:00 a.m. Pacific Time or at such other time and place as the parties may agree to in writing (the “Closing Date”); provided, however, that if the Closing does not occur by March 31, 2007, a Party who is not in breach of this Agreement, including a breach based on a failure to close without a valid condition to its obligation to closing remaining unsatisfied, may terminate this Agreement upon written notice to the other Party.

14.1    Company’s Obligations at Closing. At the Closing, Company shall deliver or cause to be delivered to Acquiring Corp.:

(a)    assignments of all leaseholds, properly executed and acknowledged by Company, and accompanied by all consents of lessors required by this Agreement and the leases being assigned;

(b)    an Assignment and Assumption Agreement, in the form attached hereto as Schedule 14.1(b)(1) and a Bill of Sale, in the form attached as Schedule 14.1(b)(2) pertaining to all the Assets being transferred and liabilities being assumed pursuant to the terms of this Agreement;

(c)    a certificate executed by an executive officer of Company certifying that all of the Company’s representations and warranties under this Agreement are true as of the Closing Date in all material respects, as though each of those representations and warranties had been made on that date; and

(d)    tax clearances issued by all taxing authorities set forth on Schedule 14.1(d).

Simultaneously, with the consummation of the transfer, Company will put Acquiring Corp. into full possession and enjoyment of the Assets to be conveyed and transferred pursuant to this Agreement.

Company, at any time before the Closing Date, will execute, acknowledge and deliver any further deeds, assignments, conveyances, and other assurances, documents and instruments of transfer, reasonably requested by Acquiring Corp., and will take any other action consistent with the terms of this Agreement that may reasonably be requested by Acquiring Corp. for the purpose of assigning, transferring, granting, conveying and confirming to Acquiring Corp., or reducing to possession, any or all Assets to be conveyed and transferred under this Agreement.

14.2    Acquiring Corp.’s and Parent’s Obligations at Closing. At the Closing, Acquiring Corp. and Parent shall deliver or cause to be delivered to Company: (a) certified resolutions of their respective boards of directors authorizing the execution and performance of this Agreement and all actions to be taken by Acquiring Corp. and Parent under this Agreement; (b) certificates executed by an executive officer of each of Parent and Acquiring Corp. certifying that all of the Parent and Acquiring Corp. representations and warranties under this Agreement are true in all material respects as of the Closing Date, as though each of those representation and warranties had been made on that date; and (c) $1,000,000 in cash (less the total amount lent by Parent to Company prior to the Closing in one or more bridge financing transactions) for working capital of Acquiring Corp., of which up to $125,000 may be used to pay the liabilities of Company listed on Schedule 3(a) and additional amounts shall be used to pay Company’s legal and accounting fees for this transaction as set forth in Section 20 of this Agreement and to repay the principal and interest on certain working capital loans also set forth on Schedule 3(a); and (d) the Registration Rights Agreement, in substantially the form attached as Annex I hereto.

15.    Parent and Acquiring Corp. Obligations Following Closing.

15.1   Board Seat of Parent. Parent shall take all necessary action so that Company is represented by one seat on the Parent’s Board of Directors from Closing through the conclusion of the Earn-Out Period until at least the date that all Purchase Price Shares have been issued and registered with the SEC, and Company shall be so represented throughout such period. Immediately following the Closing, Parent shall cause to nominate Edward Fitch as Company’s initial representative on the Board of Directors of Parent.

15.2    Reserved Shares. Parent shall at all times following the Closing have authorized and reserved for the purpose of issuance, a sufficient number of shares of its Common Stock to provide for the full issuance of the Purchase Price Shares.

15.3    Listings. Parent shall at all times following the Closing, maintain the listing and trading of its Common Stock on the OTC Bulletin Board (or on NASDAQ or a national securities exchange such as the New York Stock Exchange, if Parent becomes eligible). Parent will comply in all respects with its reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers, Inc. and such exchanges, as applicable.

15.4    Maintenance of Reporting Status; Supplemental Information. So long as any of the shares of Parent’s Common Stock constituting Purchase Price Shares are held by Company or any of its shareholders, Parent shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act. Parent shall not terminate its status as an issuer required to file reports under the Exchange Act, even if the Exchange Act or the rules and regulations thereunder would permit such termination.

15.5    Reporting Entity for the Parent Common Stock. The reporting entity relied upon for the determination of the trading price or trading volume of the Parent Common Stock on any given trading day for the purposes of this Agreement shall be Bloomberg, L.P. or any successor thereto.

15.6    Conduct of Business. The business of Company conducted immediately prior to the date of this Agreement shall be conducted by and through the legal entity of Acquiring Corp. following the Closing and shall be maintained separate and apart from other businesses of Parent from and after the Closing until the conclusion of the Earn-out Period in order to clearly track the revenues, expenses, profits and losses of the business of Company as conducted through Acquiring Corp. for purposes of accurately calculating the number of Purchase Price Shares to be issued to Company. Acquiring Corp. shall not be sold or liquidated or dissolved (including a sale of a material amount of its assets) or merged with or combined with any other entity, or its assets transferred to any other entity, nor shall any other businesses be acquired and merged with or into or contributed to Acquiring Corp. from and after the Closing until the conclusion of the Earn-Out Period. Following the Closing and throughout the Earn-out Period, Acquiring Corp.’s headquarters shall be located in Atlanta, GA.

15.7    Acquiring Corp. Board and Officers. Each of Parent and Acquiring Corp. agree that from and after the Closing until the conclusion of the Earn-Out Period, the board of directors of Acquiring Corp. shall have four members of which two shall be designees of Parent and two shall be designees of Company. Parent and Acquiring Corp. further agree that the executive officers of Acquiring Corp. shall initially be the individuals set forth on Schedule 15.7.

15.8    Article and Bylaws. Parent and Acquiring Corp. agree that the Articles of Incorporation and Bylaws of Acquiring Corp. attached as Schedule 7.1, shall not be amended from and after the Closing until the conclusion of the Earn-Out Period without the prior written consent of Company.

16.    Employment and Consulting Agreements; No Competition. Mr. David Abrahams and Ms. Susan Abrahams shall each enter into an Employment Agreement with Acquiring Corp. at the Closing, in the forms attached hereto as Schedule 16.1 and 16.2, respectively. Mr. Edward Fitch shall enter into a Consulting Agreement with Acquiring Corp. at the Closing in the form attached as Schedule 16.2. Such Employment and Consulting Agreements shall contain provision relating to non-competition by the employees and consultant. Furthermore, Company shall not divulge, communicate, use to the detriment of Acquiring Corp. or for the benefit of any other person or persons, or misuse in any way any confidential information or trade secrets, including personnel information, secret processes, know-how, customer lists, formulas or other technical data transferred by Company to Acquiring Corp.

17.    Employee Agreements Not Assumed by Acquiring Corp. Company shall pay all costs related to the termination of those employees not employed by Acquiring Corp.

18.    Working Capital; Adjustment of Purchase Price Shares. Parent agrees to provide during the one year period immediately following the Closing Date an additional $1,000,000 of working capital to Acquiring Corp., pursuant to a disbursement schedule that shall be mutually agreed upon between Parent and the Company, and the planned uses of which shall be mutually agreed upon by management of Parent and Acquiring Corp. prior to its disbursement. Parent shall satisfy fully its funding obligation under this section prior to using any capital for any purpose other than general working capital required to continue its operations, such restriction to include without limitation use of capital for acquisitions of any other companies, assets or product lines, for the introduction of any new products or for any product advertising or marketing campaigns. Notwithstanding anything in this Agreement to the contrary, including without limitation the provisions of Section 8 of this Agreement, in the event Parent breaches this covenant, then the calculation of the number of Purchase Price Shares provided in Section 2 of this Agreement shall be automatically modified as follows:

(a)    For the twelve month period ending December 31, 2008, the number of Purchase Price Shares equivalent to eleven (11) times the EBITDA or one and two-tenths (1.2) times the audited gross revenues of Acquiring Corp., whichever is greater, divided by the average VWAP for the common stock of Parent during the twenty (20) trading days preceding December 31, 2008;

(b)    For the twelve month period ending December 31, 2009, the number of Purchase Price Shares equivalent to nine (9) times the audited EBITDA or one (1.0) times the audited gross revenues of Acquiring Corp., whichever is greater, divided by the average VWAP for the common stock of Parent during the twenty (20) trading days preceding December 31, 2009; and

(c)    For the twelve month period ending December 31, 2010, the number of Purchase Price Shares equivalent to seven (7) times the audited EBITDA or eight-tenths (0.8) times audited gross revenues of Acquiring Corp., whichever is greater, divided by the average VWAP for the common stock of Parent during the twenty (20) trading days preceding December 31, 2010.

Implementation of the foregoing modified formulas shall be the sole remedy of Company for any breach by Parent of this Section 18.

19.    Publicity. All notices to third parties and all other publicity concerning the transactions contemplated by this Agreement shall be jointly planned and coordinated by and between Acquiring Corp. and Company. No party shall act unilaterally in this regard without the prior written approval of the other, however, this approval shall not be unreasonably withheld.

20.    Expenses. Each party shall pay all costs and expenses incurred or to be incurred by it in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement, with the exception of Company’s legal and accounting expenses in connection with the transactions contemplated by this Agreement, up to an aggregate of $45,000, which expenses shall be paid from the $1,000,000 in working capital delivered by Parent to Acquiring Corp. at Closing, as reduced by any amounts paid by Parent prior to Closing pursuant to one or more bridge loans extended to the Company.

21.    Miscellaneous.

21.1   Governing Law. This Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed and governed by and in accordance with the laws of the state of Delaware, United States of America.

21.2   Venue. Any action brought by a Party under this Agreement shall be brought in the state or federal courts of the United States sitting in the City of Los Angeles, California.

21.3    Notices. All notices, demands, requests, consents, approvals or other communications (“Notices”) given hereunder shall be in writing, and shall be given by personal delivery or by express mail, Federal Express, DHL or other similar form of recognized airborne/overnight delivery service (which forms of Notice shall be deemed to have been given upon delivery), or by telex or facsimile transmission (which forms of Notice shall be deemed delivered upon confirmed transmission), or by mailing in the mail by registered or certified mail, return receipt requested, postage prepaid (which forms of Notice shall be deemed to have been given upon the third business day following the date mailed). Notices shall be addressed as follows:

If to Company, addressed to:

Kalahari Limited
c/o Susan Abrahams, CEO
3684 Stewart Road
Suite A-2
Atlanta, GA 30340
Telephone: (770) 500-3818

If to Acquiring Corp. or Parent, addressed to:

Health Sciences Group, Inc.
Howard Hughes Center
6080 Center Dr., 6th Floor
Los Angeles, California 90045
Telephone: (310) 242-6700

or to such other address as to which any party hereto may have notified the others in writing.

21.4    Section Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

21.5    Counterparts and Facsimiles. For the convenience of the parties to this Agreement, this document may be executed by facsimile signatures and in counterparts which shall together constitute the agreement of the parties as one and the same instrument.

21.6    Severability. If any provision of this Agreement or the application thereof to any party or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and application of such provision to the other party or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by applicable law.

21.7    Entire Agreement; Modification. This Agreement, including the Exhibits hereto, together with the Confidentiality Agreement entered into by and between Company and Parent dated September __, 2006, embodies the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings related thereto. The parties hereto acknowledge and agree that no representations or warranties have been made except as set forth in this Agreement and the Exhibits hereto. This Agreement may be amended only by a written instrument signed by each of the Parties, except as otherwise provided in Section 6 of Annex I hereto.

21.8    Knowledge/Material Adverse Change.  When the term “to the knowledge” of a Party is used in this Agreement, it shall mean the actual knowledge of (as embodied by the conscious awareness of facts or information by), in the case of Company, David Abrahams, Susan Abrahams or Edward Fitch, and in the case of Parent and Acquiring Corp., Fred E. Tannous and Stuart A. Gold. For purposes of this Agreement, changes, loss or damage shall be deemed to be a “Material Adverse Change” if the cost to remedy any such individual change or aggregate of changes shall equal or exceed $50,000.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement and Plan of Reorganization to be executed as of the date first above written.

“PARENT”

Health Sciences Group, Inc., a Delaware corporation

By:        /s/ Stuart A. Gold
Stuart A. Gold, CEO

“ACQUIRING CORP.”

Kalahari, Inc., a Delaware corporation

By:        /s/ Stuart A. Gold
Stuart A. Gold, CEO

“COMPANY”

Kalahari Limited, a Georgia Sub-Chapter S corporation

By:        /s/ Susan F. Abrahams
Susan F. Abrahams, CEO

Annex I

Registration Rights

Parent hereby grants to Company and any transferee of the shares representing the Purchase Price (collectively, “Recipients”) the common stock registration rights set forth below.

1.    Definitions.

Capitalized terms used herein without definition shall have the respective meanings given such terms as set forth in the Asset Purchase Agreement among Parent and Kalahari, Inc. on the one hand and Kalahari Limited and Recipients on the other hand (the “Agreement”). As used herein, the following terms shall have the following meanings:

Business Day: Any day other than a day on which banks are authorized or required to be closed in the State of New York.

Commission: The United States Securities and Exchange Commission.

Common Stock: The common stock, par value $0.001 per share, of Parent issued to Recipients pursuant to Section 2 or Section 18 of the Agreement.

Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

Holder or Holders: Any holder of the Registrable Securities.

Person: Any individual, corporation, partnership, joint venture, association, joint -stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

Prospectus: The prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

Registrable Securities: The shares of Common Stock, until such time as (1) a Registration Statement covering such Registrable Securities has been declared effective by the Commission and such Registrable Securities have been disposed of pursuant to such effective Registration Statement or (2) such Registrable Securities that are saleable pursuant to Rule 144 and such securities have been disposed of in accordance with such provision (or any similar provision then in force) under the Securities Act, without any restriction, whichever is earlier.

Registration Statement: Any registration statement of Parent that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statements, including post effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

Securities Act: The Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

2.    Registration Rights.

(a)    Required Registration. Within ninety (90) days following each issuance of Registrable Securities pursuant to Section 2 or Section 18 of the Agreement, Parent shall prepare and file with the Commission an appropriate Registration Statement for the purpose of registering for public resale the Registrable Securities issued to Recipients or held by a Holder. Parent shall use its best efforts to cause each such Registration Statement to become effective as soon as practicable following the filing thereof. Once filed and declared effective, Parent shall take all actions necessary to maintain the effectiveness of the Registration Statement until such time, if any, that the Registrable Securities have been disposed of or may be freely sold by the Holder pursuant to Rule 144(k) under the Securities Act without regard to any volume restrictions set forth in Rule 144(e) or the other requirements and restrictions of Rule 144.

(b)    Piggyback Registration. If, at any time prior to the date on which all Registrable Securities issued to Recipients or held by a Holder may be sold without restriction under Rule 144 and a registration statement pursuant to Section 2(a) has not been filed, Parent proposes to register any of its securities under the Securities Act for sale to the public for its own account or for the account of other security holders (except with respect to registration statements on Forms S-4 or S-8 or another form not available for registering the Registrable Securities for sale to the public), Parent will use its best efforts to cause the Registrable Securities to be included in the securities to be covered by the Registration Statement proposed to be filed by Parent, all to the extent requisite to permit the sale or other disposition by the Holder of such Registrable Securities so registered. The foregoing provisions notwithstanding, Parent may elect not to file or may withdraw any registration statement referred to in this Section 2(b) without thereby incurring any liability to the Holders. No registration effected under this Section 2(b) shall relieve Parent of its obligation to effect any registration upon request under Section 2(a). The right provided the Holders of the Registrable Securities pursuant to this Section shall be exercisable at their sole discretion. If the managing underwriter of an underwritten offering contemplated by this

Section 2(b) shall inform Parent and Holders requesting such registration by letter of its belief that the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, then Parent will include in such registration, to the extent of the number which Parent is so advised can be sold in such offering, (i) first securities proposed by Parent to be sold for its own account, and (ii) second Registrable Securities and securities of other selling security holders requested to be included in such registration pro rata on the basis of the number of shares of such securities so proposed to be sold and so requested to be included; provided, however, the holders of Registrable Securities shall have pro rata rights of registration with all shares sought to be included by officers and directors of Parent as well as holders of ten percent (10%) or more of Parent’s Common Stock.

3.    Registration Expenses.

(a)    All expenses incident to Parent’s performance of, or compliance with, the provisions hereof, including without limitation, all Commission and securities exchange or NASD registration and filing fees, fees and expenses of compliance with securities or “blue sky” laws (including fees and disbursements of counsel in connection with “blue sky” qualifications of the Registrable Securities), printing expenses, messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of Parent’s officers and employees performing legal or accounting duties), fees and expenses incurred in connection with the listing of the securities to be registered, if any, on each securities exchange or quotation system on which similar securities issued by Parent are then listed, fees and disbursements of counsel for Parent and its independent certified public accountants (including the expense of any special audit or “cold comfort” letters required by, or incident to, such performance), Securities Act liability insurance (if Parent elects to obtain such insurance), reasonable fees and expenses of any special experts retained by Parent in connection with such registration, fees and expenses of other Persons retained by Parent in connection with each registration hereunder (but not including the fees and expense of legal counsel retained by a Holder or Holders, or any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities) are herein called “Registration Expenses.”

(b)    Parent will pay all Registration Expenses in connection with each Registration Statement filed pursuant to Section 2.

4.    Registration Procedures. If and whenever Parent is required to effect the registration of any Registrable Securities under the Securities Act as provided in Section 2, Parent shall, as expeditiously as possible:

(a)    prepare and file with the Commission the Registration Statement, or amendments thereto, to effect such registration (including such audited financial statements as may be required by the Securities Act or the rules and regulations promulgated thereunder) and thereafter use its commercially reasonable best efforts to cause such registration statement to be declared effective by the Commission, as soon as practicable;

(b)    with respect to any registration statement pursuant to Section 2(a), prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement until the earlier to occur of two years after the date the applicable Registrable Securities are issued (subject to the right of Parent to suspend the effectiveness thereof for not more than 15 consecutive Trading Days or an aggregate of 45 Trading Days during each year (each a “Black-Out Period”)) or such time as all of the securities which are the subject of such registration statement cease to be Registrable Securities (such period, in each case, the “Registration Maintenance Period”);

(c)    furnish to each seller of Registrable Securities covered by such registration statement such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such Holder, if any, may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such Holder;

(d)    use its commercially reasonable best efforts to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities laws or blue sky laws as any seller thereof shall reasonably request, to keep such registrations or qualifications in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such seller, except that Parent shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision (iv) be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

(e)    notify each Holder promptly after Parent has knowledge thereof:

(i)    when the Registration Statement, the prospectus or any prospectus supplement related thereto or post-effective amendment to the Registration Statement has been filed, and, with respect to the Registration Statement or any post-effective amendment thereto, when the same has become effective;

(ii)    of any request by the Commission for amendments or supplements to the Registration Statement or the prospectus or for additional information;

(iii)   of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings by any Person for that purpose; and

(iv)   of the receipt by Parent of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation or threat of any proceeding for such purpose;

(f)    notify each seller of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material facts required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such seller promptly prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(g)    use its best efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible time;

(h)    use its commercially reasonable best efforts to list all Registrable Securities covered by such registration statement on any securities exchange on which any of the Registrable Securities are then listed.

Parent may require each seller of Registrable Securities as to which any registration is being effected to furnish Parent such information regarding such seller and the distribution of such securities as Parent may from time to time reasonably request in writing.

Parent represents and warrants to each holder of Registrable Securities that it has obtained all necessary waivers, consents and authorizations necessary to execute this Agreement and consummate the transactions contemplated hereby.

5.    Indemnification.

(a)    Indemnification by Parent. Parent agrees to indemnify and hold harmless, to the full extent permitted by law, each Holder, its officers, directors and each Person who controls such Holder (within the meaning of the Securities Act), and any agent or investment adviser thereof, against all losses, claims, damages, liabilities and expenses (including reasonable attorneys’ fees and costs of investigation) arising out of or based upon any untrue or alleged untrue statement of material fact contained in any Registration Statement, any amendment or supplement thereto, any Prospectus or preliminary Prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same arise out of or are based upon any such untrue statement or omission based upon information with respect to such Holder furnished in writing to Parent by or on behalf of such Holder expressly for use therein; provided that, in the event that the Prospectus shall have been amended or supplemented and copies thereof as so amended or supplemented, shall have been furnished to a Holder prior to the confirmation of any sales of Registrable Securities, such indemnity with respect to the Prospectus shall not inure to the benefit of such Holder if the Person asserting such loss, claim, damage or liability and who purchased the Registrable Securities from such holder did not, at or prior to the confirmation of the sale of the Registrable Securities to such Person, receive a copy of the Prospectus as so amended or supplemented and the untrue statement or omission of a material fact contained in the Prospectus was corrected in the Prospectus as so amended or supplemented.

(b)    Indemnification by Holders of Registrable Securities. In connection with any Registration Statement in which a Holder is participating, each such Holder will furnish to Parent in writing such information with respect to the name and address of such Holder and such other information as may be reasonably required for use in connection with any such Registration Statement or Prospectus and agrees to indemnify, to the full extent permitted by law, Parent, its directors and officers and each Person who controls Parent (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue statement of a material fact in the Registration Statement or Prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue or alleged untrue statement relates to any information with respect to such Holder so furnished in writing by such Holder specifically for inclusion in any Prospectus or Registration Statement; provided, however, that such Holder shall not be liable in any such case to the extent that prior to the filing of any such Registration Statement or Prospectus or amendment thereof or supplement thereto, such Holder has furnished in writing to Parent information expressly for use in such Registration Statement or Prospectus or any amendment thereof or supplement thereto which corrected or made not misleading information previously furnished to Parent.

(c)    Indemnification Payments. The indemnification required by this Section 5 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

6.    Transfer of Rights.

The rights to cause Parent to register Registrable Securities granted pursuant to the provisions hereof may be transferred or assigned by any Holder to a transferee or assignee; provided; however, that the transferee or assignee of such rights assumes the obligations of such transferor or assignor, as the case may be, hereunder.

7.    Registration Default Fee. If each Registration Statement contemplated in Section 2(a) is (x) not filed with the Commission within ninety (90) days of each issuance of Registrable Securities, (y) not declared effective by the Commission within 150 days of filing the applicable Registration Statement or (z) such effectiveness is not maintained for each Registration Maintenance Period (any such failure or breach being referred to as an “Event”, and for purposes of clause (x) or (y) the date on which such Event occurs, or for purposes of clause (z) the date on which the Registration Maintenance Period is exceeded (subject to the 15 and 45 day grace periods provided in Section 4(c)), being referred to as an “Event Date”), then on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to Holder an amount in cash, as partial liquidated damages and not as a penalty, equal to 1.0% of the product of the number of Purchase Price Shares covered by the applicable Registration Statement and the average VWAP for the twenty days preceding the applicable Event Date.

8.    Rule 144; Legend Removal.

(a)    Parent shall timely file the reports required to be filed by it under the Securities Act and the Exchange Act (including but not limited to the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c) of Rule 144 adopted by the Commission under the Securities Act) and the rules and regulations adopted by the Commission thereunder (or, if Parent is not required to file such reports, will, upon the request of any holder of Registrable Securities, make publicly available other information) and will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities, Parent will deliver to such holder a written statement as to whether it has complied with the requirements of this Section 9.

(b)    To the extent allowable under federal securities laws, certificates evidencing the Registrable Securities shall not contain any legend, (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, or (ii) following any sale of such Registrable Securities pursuant to Rule 144, or (iii) if such Shares are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission). Parent shall cause its counsel to issue a legal opinion to Parent’s transfer agent promptly after the effective date of each Registration Statement if required by Parent’s transfer agent to effect the removal of the legend hereunder. Parent agrees that following each such effective date or at such time as such legend is no longer required under this Section, it will deliver or cause to be delivered to such Holder a certificate representing such Registrable Securities that is free from all restrictive and other legends.

******************

Schedule 1.1

ASSETS PURCHASED

1.    The inventory included on Schedule 6.3

2.    The following contracts or agreements:

3.    The tangible personal property included on Schedule 6.4

4.    The following Accounts Receivable:

5.    The trademarks, trade names, service marks and copyrights included on Schedule 6.6.

6.    The trade secrets included on Schedule 6.7, specifically including the names, addresses,  telephone numbers and contact persons of all customers.

7.    The intangible property included on Schedule 6.8

8.    The insurance policies included on Schedule 6.12

SCHEDULE 2(a)

CONSIDERATION FROM ACQUIRING CORP. AFTER CLOSING

During the Earnout Period, for purposes of calculating the Purchase Price Shares to be issued to Company, EBITDA shall include only the revenues and expenses of Acquiring Corp. that are generated from the Assets and the business of Company transferred to Acquiring Corp. under this Agreement and the organic growth of such business during the Earn-out Period, including reasonable product extensions and modifications to existing product lines, and shall not include any expenses of or relating to Parent or any other subsidiary or affiliate of Parent.

SCHEDULE 3(a)

LIABILITIES ASSUMED BY ACQUIRING CORP. TO BE SATISFIED AT CLOSING

SCHEDULE 3(b)

OPERATING LIABILITIES ASSUMED BY ACQUIRING CORP.

SCHEDULE 4

ALLOCATION OF PURCHASE PRICE

SCHEDULE 6.1

COMPANY’S LIABILITIES

SCHEDULE 6.3

INVENTORY

SCHEDULE 6.4

PERSONAL PROPERTY

SCHEDULE 6.5

ACCOUNTS RECEIVABLE

SCHEDULE 6.6

TRADE NAMES, TRADEMARKS, SERVICE MARKS AND COPYRIGHTS

SCHEDULE 6.7

TRADE SECRETS

SCHEDULE 6.8

OTHER INTANGIBLE ASSETS

SCHEDULE 6.10

CUSTOMERS

SCHEDULE 6.11

EMPLOYMENT CONTRACTS

SCHEDULE 6.13

AGREEMENTS ENTERED INTO NOT IN THE ORDINARY COURSE OF BUSINESS

SCHEDULE 6.14

LICENSES AND PERMITS

SCHEDULE 6.15

LITIGATION

SCHEDULE 6.18

PERSONNEL

SCHEDULE 14.1(b)

BILL OF SALE

SCHEDULE 16.1

DAVID ABRAHAMS EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT

This Employment Agreement (the “Agreement”) is entered into on _____________, 2007 (the “Effective Date”) by and between David Abrahams (“Executive”), Health Sciences Group, Inc., a Delaware corporation (“Parent”), and Kalahari, Inc., a Delaware corporation and wholly owned subsidiary of Parent (the “Company”).

WHEREAS, the Company believes that Executive’s service, experience, and knowledge are valuable to the Company in connection with its business; and

WHEREAS, the Company desires to employ Executive, and Executive desires to be employed by the Company, as Vice President of Sales.

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties hereto agree as follows:

1.    Employment. As and from the Effective Date, the Company shall employ Executive and Executive shall accept such employment upon the terms and conditions hereinafter set forth.

2.    Term of Employment. Subject to the provisions of Section 6, the term of Executive’s employment pursuant to this Agreement shall commence on the Effective Date and shall terminate three (3) years from that date (the “Initial Term”). This Agreement will be automatically renewed for successive one year terms after the expiration of the Initial Term, unless Executive is otherwise notified in writing at least 60 days before the end of the Initial Term or any of the successive one year terms. In this Agreement the word “Term” shall, depending on the context used, refer to the Initial Term or to any successive one year terms.

3.    Duties; Extent of Service. During Executive’s employment under this Agreement, Executive (i) shall serve as an employee of the Company with the title and position of Vice President of Sales, reporting to the Chief Executive Officer of the Company and shall have such executive responsibilities as the Chief Executive Officer of the Company shall from time to time designate and which are reasonably appropriate for Executive’s position, provided that, in all cases Executive shall be subject to the oversight and supervision of the Chief Executive Officer of the Company in the performance of Executive’s duties, and (ii) shall render all services reasonably incident to the foregoing. Executive shall also be appointed to the Company’s Board of Directors, and shall serve in such capacity throughout the Term, or until he sooner voluntarily resigns. Executive hereby accepts such employment, agrees to serve the Company in the capacity indicated, and agrees to use Executive’s best efforts, skill and energies to, the advancement of the interests of the Company and the performance of Executive’s duties and responsibilities hereunder.

4.    Salary, Bonus and Other Compensation.

(a)    Salary. During the Term, the Company shall pay Executive a salary at the initial rate of $85,000 per annum (as such salary may be increased from time to time, the “Salary”). Such Salary shall be subject to withholding under applicable law, shall be prorated for partial years and shall be payable in periodic installments not less frequently than monthly in accordance with the Company’s usual practice for its executive officers as in effect from time to time. Executive’s Salary shall be reviewed periodically by the Company’s Board of Directors for the purpose of determining whether Executive’s Salary shall be increased. In no event shall this review take place less frequently than annually.

(b)    Discretionary Bonus. At the beginning of each year of the Term the Board of Directors of the Company shall set reasonable milestones and goals for Executive to earn an annual bonus equal to 25% of the Salary, which milestones shall be based on Executive’s personal sales results for the applicable year. The bonus may consist of cash, common stock of Parent issued from Parent’s 2006 Stock Option, Deferred Stock and Restricted Stock Plan (the “Plan”), or a combination of both.

(c)    Stock Grant. On or about the Effective Date, Executive shall receive shares of Parent’s common stock (the “Bonus Shares”) issued from the Plan, which Bonus Shares shall have a value of $25,000. The number of Bonus Shares to be issued to Executive shall be determined by dividing $25,000 by the average volume weighted average price of Parent’s common stock for the 20 trading days preceding the Effective Date, as reported by Bloomberg LP.

(d)    Stock Options. At the beginning of each year of the Term the Board of Directors of Parent shall set reasonable milestones and goals for Executive to earn stock options of Parent, which shall be annually reviewed at each anniversary date of this Agreement by the Parent’s Board of Directors to determine whether and to what extent Executive earned stock options for the prior fiscal year of the Term.

5.    Benefits.

(a)    Regular Benefits. During the Term, Executive shall be entitled to participate in any and all medical, pension, dental and life insurance plans and disability income plans, retirement arrangements and other employment benefits as in effect from time to time for executive officers of the Company generally. Such participation shall be subject to (i) the terms of the applicable plan documents (including, as applicable, provisions granting discretion to the Board of Directors of the Company or any administrative or other committee provided for therein or contemplated thereby) and (ii) generally applicable policies of the Company.

(b)    Vacation. During the Term, Executive shall receive paid vacation annually in accordance with the Company’s practices for executive officers, as in effect from time to time, but in any event not less than two weeks during each year of the Term.

(c)    Expenses. The Company shall reimburse Executive for all reasonable business expenses incurred by Executive during Executive’s employment hereunder to the extent in compliance with the Company’s business expense reimbursement policies in effect from time to time and upon presentation by Executive of such documentation and records as the Company shall from time to time require.

(d)    Taxation of Payments and Benefits. The Company shall undertake to make deductions, withholdings and tax reports with respect to payments and benefits under this Agreement to the extent that it reasonably and in good faith believes that it is required to make such deductions, withholdings and tax reports. Payments under this Agreement shall be in amounts net of any such deductions or withholdings. Nothing in this Agreement shall be construed to require the Company to make any payments to compensate Executive for any adverse tax effect associated with any payments or benefits or for any deduction or withholding from any payment or benefit.

(e)    Exclusivity of Salary and Benefits. Executive shall not be entitled to any payments or benefits other than those provided under this Agreement. Compliance with the provisions of this Section 5 shall in no way create or be deemed to create any obligation, express or implied, on the part of the Company or any of its affiliates with respect to the continuation of any particular benefit or other plan or arrangement maintained by them or their subsidiaries as of or prior to the date hereof or the creation and maintenance of any particular benefit or other plan or arrangement at any time after the date hereof.

(f)    Liability Insurance . Executive shall be added as an insured person to the directors’ and officers’ liability coverage provided by the Company and Parent to its directors and officers.

6.    Termination and Termination Benefits. Notwithstanding the provisions of Section 2, Executive’s employment under this Agreement shall terminate under the following circumstances set forth in this Section 6.

(a)    Termination by the Company for Cause. Executive’s employment under this Agreement may be terminated for Cause without further liability on the part of the Company other than for accrued but unpaid Salary through the date of termination effective immediately upon written notice to Executive. “Cause” shall mean the following:

(i)    the commission by Executive of any act of embezzlement, fraud, larceny or theft on or from the Company or an affiliate of the Company;

(ii)   the commission by Executive of a felony or any misdemeanor, which misdemeanor involves moral turpitude, deceit, dishonesty or fraud;

(iii)   any material misconduct or material violation of the Company’s policies, any of which continues for a period of 30 days after written notice detailing such material misconduct or violation of the Company’s policies is given to Executive; or

(iv)   a material breach by Executive of any of the covenants, terms or provisions of this Agreement or any agreement between the Company and Executive regarding confidentiality, non-competition or assignment of inventions.

(b)    Termination by Executive. Executive’s employment under this Agreement may be terminated by Executive by written notice to the Company’s Chief Executive Officer at least 60 days prior to such termination.

(c)    Termination by the Company Without Cause. Subject to the payment of Termination Benefits pursuant to Section 6(e), Executive’s employment under this Agreement may be terminated without Cause by the Company upon written notice to Executive.

(d)    Termination by Executive with Good Reason. Subject to the payment of Termination Benefits pursuant to Section 6(e), Executive may terminate Executive’s employment under this Agreement with Good Reason, which shall be defined as:

(i)    a downsizing or reduction of Executive’s title, duties, responsibilities or authority or;

(ii)   a material adverse change to Executive’s working conditions or to the management or supervision of Executive which in the reasonable judgment of Executive constitutes a demotion of Executive; or

(iii)   the assignment to Executive of any duties inconsistent in any adverse respect with Executive’s position or the transfer or relocation of Executive to any office outside the greater metropolitan Atlanta area; or

(iv)   a reduction in the Salary, Annual Bonus or benefits, if the benefits are not reduced among all other recipients of the benefits; or

(v)    the failure of any successor entity to assume the terms of this Agreement upon a change of control (a “Change of Control”). A Change of Control shall be defined as the sale or disposition by the Company to an unrelated third party of 50% or more of its business or assets, or the sale of the capital stock of the Company in connection with the sale or transfer of a controlling interest in the Company to an unrelated third party, or the merger or consolidation of the Company with another corporation as part of a sale or transfer of a controlling interest in the Company to an unrelated third party.

(e)    Certain Termination Benefits. Unless otherwise specifically provided in this Agreement or otherwise required by law, all compensation and benefits payable to Executive under this Agreement shall terminate on the date of termination of Executive’s employment under this Agreement. Notwithstanding the foregoing, in the event of termination of Executive’s employment with the Company pursuant to Section 6(c) or Section 6(d) above, the Company shall pay to Executive: (i) Executive’s Salary for 3 months; (ii) any Annual Bonus, if earned, that is accrued but unpaid on the date of termination, pro-rated to the date of termination; (iii) a cash payment for all vacation days accrued but not taken on the date of termination; and (iv) any options granted to Executive that have vested on or prior to the date of termination. Collectively, (i), (ii), (iii), and (iv) shall be referred to herein as the “Severance Benefits”.

The parties hereto agree that the Severance Benefits are to be in full satisfaction, compromise and release of any claims arising out of any termination of Executive’s employment pursuant to Section 6(c) or Section 6(d), and such amounts shall be contingent upon Executive’s delivery of a general release of such claims upon termination of employment in a form reasonably satisfactory to the Company, it being understood that no Severance Benefits shall be provided unless and until Executive determines to execute and deliver such release.

(e)    Death; Disability. Upon the death of Executive, or upon the permanent disability (as defined below) of Executive continuing for a period in excess of 60 consecutive days, all obligations of the Company and Parent under this Agreement shall immediately terminate other than any obligation of the Company or Parent with respect to earned but unpaid Salary and earned benefits contemplated hereby to the extent accrued or vested through the date of termination. As used herein, the terms “permanent disability” or “permanently disabled” shall mean the inability of Executive, by reason of injury, illness or other similar cause, to perform a major part of his duties and responsibilities in connection with the conduct of the business and affairs of the Company, as determined reasonably and in good faith by the Company.

(f)    Notwithstanding termination of this Agreement as provided in this Section 6 or any other termination of Executive’s employment with the Company, Executive’s obligations under Section 7 hereof shall survive any termination of Executive’s employment with the Company at any time and for any reason.

7.    Non-Competition; Non-Solicitation; Confidentiality; Proprietary Rights.

(a)    Noncompetition. Executive agrees that Executive shall not, during the term of this Agreement, and for a period of one (1) year thereafter:

(i)    directly or indirectly own, engage in, manage, operate, join, control, or participate in the ownership, management, operation, or control of, or be connected as a stockholder, partner, member, joint venturer, director, officer, employee, consultant, agent, beneficiary, or otherwise with, any corporation, limited liability company, partnership, sole proprietorship, association, business, trust, or other organization, entity or individual which develops, manufactures or markets products or performs services as a significant part of its business which are competitive with or substantially similar to the products or services of the Company in the Territory (defined below); provided, that Executive may own, directly or indirectly, securities of any entity traded on any national securities exchange or listed on the National Association of Securities Dealers Automated Quotation System if Executive does not, directly or indirectly, own 1% or more of any class of equity securities, or securities convertible into or exercisable or exchangeable for 1% or more of any class of equity securities, of such entity;

(ii)   call upon, solicit, direct, take away, provide products or services to, or attempt to call upon, solicit, direct, take away or provide products or services to, or accept any orders of business from any customers or clients of the Company for products or services which are competitive with or substantially similar to the products or services of the Company or its subsidiaries in the Territory;

(iii)   solicit any employee of the Company to terminate such employee’s employment with the Company, or agree to hire any such employee or former employee of the Company (unless at least 12 months have passed since the termination of such employee’s employment with the Company); or

(iv)   directly or indirectly request or advise any present or future supplier, service provider or financial resource of the Company to withdraw, curtail or cancel the furnishing of such service or resource to the Company.

As used herein, “Territory” means United States

(b)    Confidential Information. As used in this Agreement, the term “Confidential Information” shall mean information belonging to the Company (for purposes of this Section 7 including all predecessors of the Company) of value to the Company or with respect to which Company has right in the course of conducting its business and the disclosure of which could result in a competitive or other disadvantage to the Company. Confidential Information includes information, whether or not patentable or copyrightable, in written, oral, electronic or other tangible or intangible forms, stored in any medium, including, by way of example and without limitation, trade secrets, ideas, concepts, designs, configurations, specifications, drawings, blueprints, diagrams, models, prototypes, samples, flow charts processes, techniques, formulas, software, improvements, inventions, domain names, data, know-how, discoveries, copyrightable materials, marketing plans and strategies, sales and financial reports and forecasts, customer lists, studies, reports, records, books, contracts, instruments, surveys, computer disks, diskettes, tapes, computer programs and business plans, prospects and opportunities (such as possible acquisitions or dispositions of businesses or facilities) which have been discussed or considered by the management of the Company. Confidential Information includes information developed by Executive in the course of Executive’s employment by the Company, as well as other information to which Executive may have access in connection with Executive’s employment. Confidential Information also includes the confidential information of others with which the Company has a business relationship. Notwithstanding the foregoing, Confidential Information does not include information in the public domain, unless due to breach of Executive’s duties under Section 7(c).

(c)    Confidentiality. In the course of performing services hereunder on behalf of the Company and its affiliates, Executive will have access to Confidential Information. Executive agrees (i) to hold the Confidential Information in strict confidence, (ii) not to disclose the Confidential Information to any person (other than in the regular business of the Company or its affiliates), and (iii) not to use, directly or indirectly, any of the Confidential Information for any purpose other than on behalf of the Company and its affiliates. All documents, records, data, apparatus, equipment and other physical property, whether or not pertaining to Confidential Information, that are furnished to Executive by the Company or are produced by Executive in connection with Executive’s employment will be and remain the sole property of the Company. Upon the termination of Executive’s employment with the Company for any reason and as and when otherwise requested by the Company, all Confidential Information (including, without limitation, all data, memoranda, customer lists, notes, programs and other papers and items, and reproductions thereof relating to the foregoing matters) in Executive’s possession or control, shall be immediately returned to the Company.

(d)    Third Party Agreements and Rights. Executive hereby confirms that Executive is not bound by the terms of any agreement with any previous employer or other party that restricts in any way Executive’s use or disclosure of information or Executive’s engagement in any business. Executive represents to the Company that Executive’s execution of this Agreement, Executive’s employment with the Company and the performance of Executive’s proposed duties for the Company will not violate any obligations Executive may have to any such previous employer or other party. In Executive’s work for the Company, Executive will not disclose or make use of any information in violation of any agreements with or rights of any such previous employer or other party, and Executive will not bring to the premises of the Company any copies or other tangible embodiments of non-public information belonging to or obtained from any such previous employment or other party.

(e)    Litigation and Regulatory Cooperation. During and after Executive’s employment, Executive shall cooperate fully with the Company in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Company that relate to events or occurrences that transpired while Executive was employed by the Company. Executive’s full cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of the Company at mutually convenient times. During and after Executive’s employment, Executive also shall cooperate fully with the Company in connection with any investigation or review of any federal, state or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while Executive was employed by the Company. The Company shall reimburse Executive for any reasonable out-of-pocket expenses incurred in connection with Executive’s performance of obligations pursuant to this Section 7(e).

(f)    Inventions. Executive recognizes that the Company and its affiliates possess a proprietary interest in all of the Confidential Information and have the exclusive right and privilege to use, protect by copyright, patent or trademark, or otherwise exploit the processes, ideas and concepts described therein to the exclusion of Executive, except as otherwise agreed between the Company and Executive in writing. Executive expressly agrees that any products, inventions, formulas, discoveries or improvements made by Executive in the course of Executive’s employment, including any of the foregoing which is based on or arises out of the Confidential Information, shall be the property of and inure to the exclusive benefit of the Company. Executive further agrees that any and all products, inventions, discoveries or improvements developed by Executive (whether or not able to be protected by copyright, patent or trademark) during and in the course of his employment, and involving the use of the time, materials or other resources of the Company or any of its affiliates, shall be promptly disclosed to the Company and shall become the exclusive property of the Company, and Executive shall execute and deliver any and all documents necessary or appropriate to implement the foregoing.

(g)    Business Opportunities. Executive agrees, while she is employed by the Company, to offer or otherwise make known or available to it, as directed by the Board of Directors of the Company and without additional compensation or consideration, any business prospects, contracts or other business opportunities that Executive may discover, find, develop or otherwise have available to Executive in the Company’s general industry and further agrees that any such prospects, contacts or other business opportunities shall be the property of the Company.

(h)    Acknowledgment. Executive acknowledges that the provisions of this Section 7 are an integral part of Executive’s employment arrangements with the Company.

8.    Parties in Interest; Certain Remedies. It is specifically understood and agreed that this Agreement is intended to confer a benefit, directly or indirectly, on the Company and its direct and indirect subsidiaries and affiliates, and that any breach of the provisions of this Agreement by Executive or any of Executive’s affiliates will result in irreparable injury to the Company and its subsidiaries and affiliates, that the remedy at law alone will be an inadequate remedy for such breach. Accordingly, Executive agrees that if Executive breaches, or proposes to breach, any portion of this Agreement, the Company or its subsidiaries and affiliates shall be entitled, in addition to any other remedy it may have, to enforce the specific performance of this Agreement by Executive through both temporary and permanent injunctive relief without the necessity of posting a bond or proving actual damages, but without limitation of their right to damages and any and all other remedies available to them, it being understood that injunctive relief is in addition to, and not in lieu of, such other remedies.

9.    Integration. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements between the parties with respect to any related subject matter.

10.          Assignment; Successors and Assigns, etc. None of the Company, Executive or Parent may make any assignment of this Agreement or any interest herein without the prior written consent of the other parties; provided that the Company and Parent may assign its rights under this Agreement without the consent of Executive in the event that the Company or Parent shall effect a reorganization, consolidate with or merge into any other corporation, partnership, organization or other entity, or transfer all or substantially all of its properties or assets to any other corporation, partnership, organization or other entity. This Agreement shall inure to the benefit of and be binding upon the Company, Parent and Executive, their respective successors, executors, administrators, heirs and permitted assigns.

11.         Enforceability. If any portion or provision of this Agreement (including, without limitation, any portion or provision of any section of this Agreement) shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

12.         Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

13.    Notices. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by a nationally recognized overnight courier service or by registered or certified mail, postage prepaid, return receipt requested, to Executive at the last address Executive has filed in writing with the Company or, in the case of the Company, at 6080 Center Drive, 6th Floor, Los Angeles, California 90045.

14.    Amendment. This Agreement may be amended or modified only by a written instrument signed by Executive and by a duly authorized representative of the Company and Parent.

15.    Governing Law. This contract shall be construed under and be governed in all respects by the laws of the State of Delaware, without giving effect to the conflict of laws principles thereof, except as provided in Section 17.

16.    Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be taken to be an original and all of which taken together shall constitute one and the same document.

17.    Arbitration. Any controversy, dispute or claim of whatever nature arising out of, in connection with or relating to this Agreement or the interpretation, meaning, performance, breach or enforcement thereof, including any controversy, dispute or claim based on contract, tort, or statute, and including without limitation claims relating to the validity of this Agreement or relating to termination of employment, shall be resolved at the request of any party to this Agreement, by final and binding arbitration conducted at a location determined by the arbitrator in Los Angeles, California, administered by and in accordance with the then existing Rules of Practice and Procedure of J*A*M*S/Endispute, Inc.. (J·A·M·S), and judgment upon any award rendered by the arbitrator(s) may be entered by any State or Federal Court having jurisdiction thereof. Either party may commence such proceeding by giving notice to the other party in the manner provided in Section 13 of this Agreement. Upon filing a demand for arbitration, all parties to the Agreement will have right of discovery to the maximum extent provided by law for actions tried before a court, and both agree that in the event of an arbitration, disputes as to discovery shall be determined by the arbitrator(s). The arbitrator(s) in any such proceeding shall apply Delaware substantive law and the California Evidence Code to the proceeding. The arbitrator(s) shall have the power to grant all legal and equitable remedies (provisional and final) and award damages provided by Delaware law. The arbitrator(s) shall prepare in writing and provide to the parties an award including findings of fact and conclusions of law. The arbitrator(s) shall not have the power to commit errors of law or legal reasoning, and the award may be vacated or corrected pursuant to California Code of Civil Procedure §§1286.2 or 1286.6 for any such error. The Company shall pay all fees of the arbitrator, and each party shall bear its or his expenses, costs and attorney fees relating to the arbitration and recovery under any order and/or judgment rendered therein. In any such proceeding Richardson & Patel LLP may represent the Company regardless of whether such counsel has rendered advice to Executive in the past unless prohibited by law or rules of the California State Bar Association. The parties hereto hereby submit to the exclusive jurisdiction of the courts of the State of California for the purpose of enforcement of this agreement to arbitrate and any and all awards or orders rendered pursuant thereto.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the date first set forth above.

THE COMPANY:

Kalahari, Inc.

By:            /s/ Stuart Gold
Name: Stuart Gold
Title: CEO

PARENT:

Health Sciences Group, Inc.

By:            /s/ Stuart Gold
Name: Stuart Gold
Title: CEO

EXECUTIVE:

                /s/ David Abrahams
David Abrahams

SCHEDULE 16.2

SUSAN ABRAHAMS EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT

This Employment Agreement (the “Agreement”) is entered into on _____________, 2007 (the “Effective Date”) by and between Susan F. Abrahams (“Executive”), Health Sciences Group, Inc., a Delaware corporation (“Parent”), and Kalahari, Inc., a Delaware corporation and wholly owned subsidiary of Parent (the “Company”).

WHEREAS, the Company believes that Executive’s service, experience, and knowledge are valuable to the Company in connection with its business; and

WHEREAS, the Company desires to employ Executive, and Executive desires to be employed by the Company, as Vice President, Operations of the Company.

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties hereto agree as follows:

1.    Employment. As and from the Effective Date, the Company shall employ Executive and Executive shall accept such employment upon the terms and conditions hereinafter set forth.

2.    Term of Employment. Subject to the provisions of Section 6, the term of Executive’s employment pursuant to this Agreement shall commence on the Effective Date and shall terminate three (3) years from that date (the “Initial Term”). This Agreement will be automatically renewed for successive one year terms after the expiration of the Initial Term, unless Executive is otherwise notified in writing at least 60 days before the end of the Initial Term or any of the successive one year terms. In this Agreement the word “Term” shall, depending on the context used, refer to the Initial Term or to any successive one year terms.

3.    Duties; Extent of Service. During Executive’s employment under this Agreement, Executive (i) shall serve as an employee of the Company with the title and position of Vice President, Operations, reporting to the Chief Executive Officer of the Company and shall have such executive responsibilities as the Chief Executive Officer of the Company shall from time to time designate and which are reasonably appropriate for Executive’s position, provided that, in all cases Executive shall be subject to the oversight and supervision of the Chief Executive Officer of the Company in the performance of Executive’s duties, and (ii) shall render all services reasonably incident to the foregoing, including, without limitation, managing and supervising the day-to-day business and operations of the Company. Executive shall also be appointed to the Company’s Board of Directors, and shall serve in such capacity throughout the Term, or until she sooner voluntarily resigns. Executive hereby accepts such employment, agrees to serve the Company in the capacity indicated, and agrees to use Executive’s best efforts, skill and energies to, the advancement of the interests of the Company and the performance of Executive’s duties and responsibilities hereunder.

4.    Salary, Bonus and Other Compensation.

(a)    Salary. During the Term, the Company shall pay Executive a salary at the initial rate of $125,000 per annum (as such salary may be increased from time to time, the “Salary”). Such Salary shall be subject to withholding under applicable law, shall be prorated for partial years and shall be payable in periodic installments not less frequently than monthly in accordance with the Company’s usual practice for its executive officers as in effect from time to time. Executive’s Salary shall be reviewed periodically by the Company’s Board of Directors for the purpose of determining whether Executive’s Salary shall be increased. In no event shall this review take place less frequently than annually.

(b)    Discretionary Bonus. Executive shall be eligible to receive an annual bonus in light of the duties and responsibilities of Executive and the performance thereof. At the beginning of each year of the Term the Board of Directors of the Company shall set reasonable milestones and goals for Executive and the Company, which shall be annually reviewed at each anniversary date of this Agreement by the Board of Directors to determine whether and to what extent Executive earned a bonus for the prior fiscal year of the Term. The bonus may consist of cash, common stock of Parent issued from Parent’s 2006 Stock Option, Deferred Stock and Restricted Stock Plan (the “Plan”), or a combination of both.

(c)    Stock Grant. On or about the Effective Date, Executive shall receive shares of Parent’s common stock (the “Bonus Shares”) issued from the Plan, which Bonus Shares shall have a value of $25,000. The number of Bonus Shares to be issued to Executive shall be determined by dividing $25,000 by the average volume weighted average price of Parent’s common stock for the 20 trading days preceding the Effective Date, as reported by Bloomberg LP.

(d)    Stock Options. On the Effective Date, Parent will grant to Executive a stock option to purchase 300,000 shares of Parent’s common stock pursuant to the Plan. The exercise price shall be $0.10 per share on the first 100,000 shares (“Tranche 1”); $0.25 per share on the second 100,000shares (“Tranche 2”); and $0.50 per share on the third 100,000 shares (“Tranche 3”). The term of the option shall be ten years and the option agreement to be entered into pursuant to the Plan shall have a cashless exercise provision. The option shall vest as follows: Tranche 1 shall vest if the Company’s audited gross revenues for 2007 exceed the audited gross revenues for 2006 plus $1 million; Tranche 2 shall vest if the Company’s audited gross revenues for 2008 exceed the audited gross revenues for 2006 plus $2 million; and Tranche 3 shall vest if the Company’s audited gross revenues for 2009 exceed the audited gross revenues for 2006 plus $3 million.

5.    Benefits.

(a)    Regular Benefits. During the Term, Executive shall be entitled to participate in any and all medical, pension, dental and life insurance plans and disability income plans, retirement arrangements and other employment benefits as in effect from time to time for executive officers of the Company generally. Such participation shall be subject to (i) the terms of the applicable plan documents (including, as applicable, provisions granting discretion to the Board of Directors of the Company or any administrative or other committee provided for therein or contemplated thereby) and (ii) generally applicable policies of the Company.

(b)    Vacation. During the Term, Executive shall receive paid vacation annually in accordance with the Company’s practices for executive officers, as in effect from time to time, but in any event not less than two weeks during each year of the Term.

(c)    Expenses. The Company shall reimburse Executive for all reasonable business expenses incurred by Executive during Executive’s employment hereunder to the extent in compliance with the Company’s business expense reimbursement policies in effect from time to time and upon presentation by Executive of such documentation and records as the Company shall from time to time require.

(d)    Taxation of Payments and Benefits. The Company shall undertake to make deductions, withholdings and tax reports with respect to payments and benefits under this Agreement to the extent that it reasonably and in good faith believes that it is required to make such deductions, withholdings and tax reports. Payments under this Agreement shall be in amounts net of any such deductions or withholdings. Nothing in this Agreement shall be construed to require the Company to make any payments to compensate Executive for any adverse tax effect associated with any payments or benefits or for any deduction or withholding from any payment or benefit.

(e)    Exclusivity of Salary and Benefits. Executive shall not be entitled to any payments or benefits other than those provided under this Agreement. Compliance with the provisions of this Section 5 shall in no way create or be deemed to create any obligation, express or implied, on the part of the Company or any of its affiliates with respect to the continuation of any particular benefit or other plan or arrangement maintained by them or their subsidiaries as of or prior to the date hereof or the creation and maintenance of any particular benefit or other plan or arrangement at any time after the date hereof.

(f)    Liability Insurance . Executive shall be added as an insured person to the directors’ and officers’ liability coverage provided by the Company and Parent to its directors and officers.

6.    Termination and Termination Benefits. Notwithstanding the provisions of Section 2, Executive’s employment under this Agreement shall terminate under the following circumstances set forth in this Section 6.

(a)    Termination by the Company for Cause. Executive’s employment under this Agreement may be terminated for Cause without further liability on the part of the Company other than for accrued but unpaid Salary through the date of termination effective immediately upon written notice to Executive. “Cause” shall mean the following:

(i)    the commission by Executive of any act of embezzlement, fraud, larceny or theft on or from the Company or an affiliate of the Company;

(ii)    the commission by Executive of a felony or any misdemeanor, which misdemeanor involves moral turpitude, deceit, dishonesty or fraud;

(iii)   any material misconduct or material violation of the Company’s policies, any of which continues for a period of 30 days after written notice detailing such material misconduct or violation of the Company’s policies is given to Executive; or

(iv)   a material breach by Executive of any of the covenants, terms or provisions of this Agreement or any agreement between the Company and Executive regarding confidentiality, non-competition or assignment of inventions.

(b)    Termination by Executive. Executive’s employment under this Agreement may be terminated by Executive by written notice to the Company’s Chief Executive Officer at least 60 days prior to such termination.

(c)    Termination by the Company Without Cause. Subject to the payment of Termination Benefits pursuant to Section 6(e), Executive’s employment under this Agreement may be terminated without Cause by the Company upon written notice to Executive.

(d)    Termination by Executive with Good Reason. Subject to the payment of Termination Benefits pursuant to Section 6(e), Executive may terminate Executive’s employment under this Agreement with Good Reason, which shall be defined as:

(i)    a downsizing or reduction of Executive’s title, duties, responsibilities or authority or;

(ii)   a material adverse change to Executive’s working conditions or to the management or supervision of Executive which in the reasonable judgment of Executive constitutes a demotion of Executive; or

(iii)   the assignment to Executive of any duties inconsistent in any adverse respect with Executive’s position or the transfer or relocation of Executive to any office outside the greater metropolitan Atlanta area; or

(iv)   a reduction in the Salary, Annual Bonus or benefits, if the benefits are not reduced among all other recipients of the benefits; or

(v)    the failure of any successor entity to assume the terms of this Agreement upon a change of control (a “Change of Control”). A Change of Control shall be defined as the sale or disposition by the Company to an unrelated third party of 50% or more of its business or assets, or the sale of the capital stock of the Company in connection with the sale or transfer of a controlling interest in the Company to an unrelated third party, or the merger or consolidation of the Company with another corporation as part of a sale or transfer of a controlling interest in the Company to an unrelated third party.

(e)    Certain Termination Benefits. Unless otherwise specifically provided in this Agreement or otherwise required by law, all compensation and benefits payable to Executive under this Agreement shall terminate on the date of termination of Executive’s employment under this Agreement. Notwithstanding the foregoing, in the event of termination of Executive’s employment with the Company pursuant to Section 6(c) or Section 6(d) above, the Company shall pay to Executive: (i) Executive’s Salary for 3 months; (ii) any Annual Bonus, if earned, that is accrued but unpaid on the date of termination, pro-rated to the date of termination; (iii) a cash payment for all vacation days accrued but not taken on the date of termination; and (iv) any options granted to Executive that have vested on or prior to the date of termination. Collectively, (i), (ii), (iii), and (iv) shall be referred to herein as the “Severance Benefits”.

The parties hereto agree that the Severance Benefits are to be in full satisfaction, compromise and release of any claims arising out of any termination of Executive’s employment pursuant to Section 6(c) or Section 6(d), and such amounts shall be contingent upon Executive’s delivery of a general release of such claims upon termination of employment in a form reasonably satisfactory to the Company, it being understood that no Severance Benefits shall be provided unless and until Executive determines to execute and deliver such release.

(e)    Death; Disability. Upon the death of Executive, or upon the permanent disability (as defined below) of Executive continuing for a period in excess of 60 consecutive days, all obligations of the Company and Parent under this Agreement shall immediately terminate other than any obligation of the Company or Parent with respect to earned but unpaid Salary and earned benefits contemplated hereby to the extent accrued or vested through the date of termination. As used herein, the terms “permanent disability” or “permanently disabled” shall mean the inability of Executive, by reason of injury, illness or other similar cause, to perform a major part of his duties and responsibilities in connection with the conduct of the business and affairs of the Company, as determined reasonably and in good faith by the Company.

(f)    Notwithstanding termination of this Agreement as provided in this Section 6 or any other termination of Executive’s employment with the Company, Executive’s obligations under Section 7 hereof shall survive any termination of Executive’s employment with the Company at any time and for any reason.

7.    Non-Competition; Non-Solicitation; Confidentiality; Proprietary Rights.

(a)    Noncompetition. Executive agrees that Executive shall not, during the term of this Agreement, and for a period of one (1) year thereafter:

(i)    directly or indirectly own, engage in, manage, operate, join, control, or participate in the ownership, management, operation, or control of, or be connected as a stockholder, partner, member, joint venturer, director, officer, employee, consultant, agent, beneficiary, or otherwise with, any corporation, limited liability company, partnership, sole proprietorship, association, business, trust, or other organization, entity or individual which develops, manufactures or markets products or performs services as a significant part of its business which are competitive with or substantially similar to the products or services of the Company in the Territory (defined below); provided, that Executive may own, directly or indirectly, securities of any entity traded on any national securities exchange or listed on the National Association of Securities Dealers Automated Quotation System if Executive does not, directly or indirectly, own 1% or more of any class of equity securities, or securities convertible into or exercisable or exchangeable for 1% or more of any class of equity securities, of such entity;

(ii)   call upon, solicit, direct, take away, provide products or services to, or attempt to call upon, solicit, direct, take away or provide products or services to, or accept any orders of business from any customers or clients of the Company for products or services which are competitive with or substantially similar to the products or services of the Company or its subsidiaries in the Territory;

(iii)   solicit any employee of the Company to terminate such employee’s employment with the Company, or agree to hire any such employee or former employee of the Company (unless at least 12 months have passed since the termination of such employee’s employment with the Company); or

(iv)   directly or indirectly request or advise any present or future supplier, service provider or financial resource of the Company to withdraw, curtail or cancel the furnishing of such service or resource to the Company.

As used herein, “Territory” means United States

(b)    Confidential Information. As used in this Agreement, the term “Confidential Information” shall mean information belonging to the Company (for purposes of this Section 7 including all predecessors of the Company) of value to the Company or with respect to which Company has right in the course of conducting its business and the disclosure of which could result in a competitive or other disadvantage to the Company. Confidential Information includes information, whether or not patentable or copyrightable, in written, oral, electronic or other tangible or intangible forms, stored in any medium, including, by way of example and without limitation, trade secrets, ideas, concepts, designs, configurations, specifications, drawings, blueprints, diagrams, models, prototypes, samples, flow charts processes, techniques, formulas, software, improvements, inventions, domain names, data, know-how, discoveries, copyrightable materials, marketing plans and strategies, sales and financial reports and forecasts, customer lists, studies, reports, records, books, contracts, instruments, surveys, computer disks, diskettes, tapes, computer programs and business plans, prospects and opportunities (such as possible acquisitions or dispositions of businesses or facilities) which have been discussed or considered by the management of the Company. Confidential Information includes information developed by Executive in the course of Executive’s employment by the Company, as well as other information to which Executive may have access in connection with Executive’s employment. Confidential Information also includes the confidential information of others with which the Company has a business relationship. Notwithstanding the foregoing, Confidential Information does not include information in the public domain, unless due to breach of Executive’s duties under Section 7(c).

(c)    Confidentiality. In the course of performing services hereunder on behalf of the Company and its affiliates, Executive will have access to Confidential Information. Executive agrees (i) to hold the Confidential Information in strict confidence, (ii) not to disclose the Confidential Information to any person (other than in the regular business of the Company or its affiliates), and (iii) not to use, directly or indirectly, any of the Confidential Information for any purpose other than on behalf of the Company and its affiliates. All documents, records, data, apparatus, equipment and other physical property, whether or not pertaining to Confidential Information, that are furnished to Executive by the Company or are produced by Executive in connection with Executive’s employment will be and remain the sole property of the Company. Upon the termination of Executive’s employment with the Company for any reason and as and when otherwise requested by the Company, all Confidential Information (including, without limitation, all data, memoranda, customer lists, notes, programs and other papers and items, and reproductions thereof relating to the foregoing matters) in Executive’s possession or control, shall be immediately returned to the Company.

(d)    Third Party Agreements and Rights. Executive hereby confirms that Executive is not bound by the terms of any agreement with any previous employer or other party that restricts in any way Executive’s use or disclosure of information or Executive’s engagement in any business. Executive represents to the Company that Executive’s execution of this Agreement, Executive’s employment with the Company and the performance of Executive’s proposed duties for the Company will not violate any obligations Executive may have to any such previous employer or other party. In Executive’s work for the Company, Executive will not disclose or make use of any information in violation of any agreements with or rights of any such previous employer or other party, and Executive will not bring to the premises of the Company any copies or other tangible embodiments of non-public information belonging to or obtained from any such previous employment or other party.

(e)    Litigation and Regulatory Cooperation. During and after Executive’s employment, Executive shall cooperate fully with the Company in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Company that relate to events or occurrences that transpired while Executive was employed by the Company. Executive’s full cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of the Company at mutually convenient times. During and after Executive’s employment, Executive also shall cooperate fully with the Company in connection with any investigation or review of any federal, state or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while Executive was employed by the Company. The Company shall reimburse Executive for any reasonable out-of-pocket expenses incurred in connection with Executive’s performance of obligations pursuant to this Section 7(e).

(f)    Inventions. Executive recognizes that the Company and its affiliates possess a proprietary interest in all of the Confidential Information and have the exclusive right and privilege to use, protect by copyright, patent or trademark, or otherwise exploit the processes, ideas and concepts described therein to the exclusion of Executive, except as otherwise agreed between the Company and Executive in writing. Executive expressly agrees that any products, inventions, formulas, discoveries or improvements made by Executive in the course of Executive’s employment, including any of the foregoing which is based on or arises out of the Confidential Information, shall be the property of and inure to the exclusive benefit of the Company. Executive further agrees that any and all products, inventions, discoveries or improvements developed by Executive (whether or not able to be protected by copyright, patent or trademark) during and in the course of his employment, and involving the use of the time, materials or other resources of the Company or any of its affiliates, shall be promptly disclosed to the Company and shall become the exclusive property of the Company, and Executive shall execute and deliver any and all documents necessary or appropriate to implement the foregoing.

(g)    Business Opportunities. Executive agrees, while she is employed by the Company, to offer or otherwise make known or available to it, as directed by the Board of Directors of the Company and without additional compensation or consideration, any business prospects, contracts or other business opportunities that Executive may discover, find, develop or otherwise have available to Executive in the Company’s general industry and further agrees that any such prospects, contacts or other business opportunities shall be the property of the Company.

(h)    Acknowledgment. Executive acknowledges that the provisions of this Section 7 are an integral part of Executive’s employment arrangements with the Company.

8.    Parties in Interest; Certain Remedies. It is specifically understood and agreed that this Agreement is intended to confer a benefit, directly or indirectly, on the Company and its direct and indirect subsidiaries and affiliates, and that any breach of the provisions of this Agreement by Executive or any of Executive’s affiliates will result in irreparable injury to the Company and its subsidiaries and affiliates, that the remedy at law alone will be an inadequate remedy for such breach. Accordingly, Executive agrees that if Executive breaches, or proposes to breach, any portion of this Agreement, the Company or its subsidiaries and affiliates shall be entitled, in addition to any other remedy it may have, to enforce the specific performance of this Agreement by Executive through both temporary and permanent injunctive relief without the necessity of posting a bond or proving actual damages, but without limitation of their right to damages and any and all other remedies available to them, it being understood that injunctive relief is in addition to, and not in lieu of, such other remedies.

9.    Integration. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements between the parties with respect to any related subject matter.

10.         Assignment; Successors and Assigns, etc. None of the Company, Executive or Parent may make any assignment of this Agreement or any interest herein without the prior written consent of the other parties; provided that the Company and Parent may assign its rights under this Agreement without the consent of Executive in the event that the Company or Parent shall effect a reorganization, consolidate with or merge into any other corporation, partnership, organization or other entity, or transfer all or substantially all of its properties or assets to any other corporation, partnership, organization or other entity. This Agreement shall inure to the benefit of and be binding upon the Company, Parent and Executive, their respective successors, executors, administrators, heirs and permitted assigns.

11.         Enforceability. If any portion or provision of this Agreement (including, without limitation, any portion or provision of any section of this Agreement) shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

12.         Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

13.    Notices. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by a nationally recognized overnight courier service or by registered or certified mail, postage prepaid, return receipt requested, to Executive at the last address Executive has filed in writing with the Company or, in the case of the Company, at 6080 Center Drive, 6th Floor, Los Angeles, California 90045.

14.    Amendment. This Agreement may be amended or modified only by a written instrument signed by Executive and by a duly authorized representative of the Company and Parent.

15.    Governing Law. This contract shall be construed under and be governed in all respects by the laws of the State of Delaware, without giving effect to the conflict of laws principles thereof, except as provided in Section 17.

16.    Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be taken to be an original and all of which taken together shall constitute one and the same document.

17.    Arbitration. Any controversy, dispute or claim of whatever nature arising out of, in connection with or relating to this Agreement or the interpretation, meaning, performance, breach or enforcement thereof, including any controversy, dispute or claim based on contract, tort, or statute, and including without limitation claims relating to the validity of this Agreement or relating to termination of employment, shall be resolved at the request of any party to this Agreement, by final and binding arbitration conducted at a location determined by the arbitrator in Los Angeles, California, administered by and in accordance with the then existing Rules of Practice and Procedure of J*A*M*S/Endispute, Inc.. (J·A·M·S), and judgment upon any award rendered by the arbitrator(s) may be entered by any State or Federal Court having jurisdiction thereof. Either party may commence such proceeding by giving notice to the other party in the manner provided in Section 13 of this Agreement. Upon filing a demand for arbitration, all parties to the Agreement will have right of discovery to the maximum extent provided by law for actions tried before a court, and both agree that in the event of an arbitration, disputes as to discovery shall be determined by the arbitrator(s). The arbitrator(s) in any such proceeding shall apply Delaware substantive law and the California Evidence Code to the proceeding. The arbitrator(s) shall have the power to grant all legal and equitable remedies (provisional and final) and award damages provided by Delaware law. The arbitrator(s) shall prepare in writing and provide to the parties an award including findings of fact and conclusions of law. The arbitrator(s) shall not have the power to commit errors of law or legal reasoning, and the award may be vacated or corrected pursuant to California Code of Civil Procedure §§1286.2 or 1286.6 for any such error. The Company shall pay all fees of the arbitrator, and each party shall bear its or his expenses, costs and attorney fees relating to the arbitration and recovery under any order and/or judgment rendered therein. In any such proceeding Richardson & Patel LLP may represent the Company regardless of whether such counsel has rendered advice to Executive in the past unless prohibited by law or rules of the California State Bar Association. The parties hereto hereby submit to the exclusive jurisdiction of the courts of the State of California for the purpose of enforcement of this agreement to arbitrate and any and all awards or orders rendered pursuant thereto.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the date first set forth above.

THE COMPANY:

Kalahari, Inc.

By:            /s/ Stuart Gold
Name: Stuart Gold
Title: CEO

PARENT:

Health Sciences Group, Inc.

By:            /s/ Stuart Gold
Name: Stuart Gold
Title: CEO

EXECUTIVE:

              /s/ Susan F. Abrahams
Susan F. Abrahams

SCHEDULE 16.3

EDWARD FITCH CONSULTING AGREEMENT

HEALTH SCIENCES GROUP, INC.
CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”), by and between Health Sciences Group, Inc., a Delaware corporation (“Parent”), and Kalahari, Inc., a Delaware corporation and wholly owned subsidiary of Parent (the “Company”) each with an address at Howard Hughes Center, 6080 Center Drive, 6th Floor, Los Angeles, California 90045, and Edward Fitch, an individual with an address at 4284 Olde Mill Lane, Atlanta, Georgia 30342 (“Consultant”), is made and entered into as of the __ day of ___________, 2007 (the “Effective Date”).

RECITALS

The Company believes that Consultant’s service, experience and knowledge are valuable to the Company in connection with its business. The Company desires Consultant to provide consulting services to the Company in relation thereto for the compensation and pursuant to the terms and conditions described herein, and Consultant desires to fulfill that role pursuant to such terms and conditions.

AGREEMENT

In consideration of the foregoing and the mutual covenants and consideration set forth below, and intending to be legally bound hereby, the parties hereby agree as follows:

1.    Engagement of Services; Representations of Consultant.

(a)    Throughout the Term (as hereinafter defined), Consultant will provide ongoing advice and consulting to the Company with respect to the business of the Company. Specifically, Consultant shall report to the Chief Executive Officer of the Company (the “CEO”) and agrees to provide and perform such services and have such duties and responsibilities as shall be mutually agreed upon between the CEO and Consultant from time to time.

(b)    Consultant and the Company agree that Consultant shall devote as much time to performing the services required by this Agreement as shall be mutually agreed upon between the CEO and Consultant from time to time; provided, however, that services performed pursuant to this Agreement shall be performed at such times as shall not conflict with Consultant’s obligations to Consultant’s primary employer or other third parties for whom Consultant provides consulting services.

(c)    Consultant agrees to perform all services for the Company hereunder faithfully, diligently and to the best of Consultant’s skill and ability.

(d)    Consultant shall comply with the Company’s written policies now in effect, and as they may be modified from time to time.

(e)    Consultant understands and acknowledges that the compensation Consultant will receive pursuant to Section 2 below is intended solely to compensate Consultant for the services Consultant will provide hereunder. Such payments shall in no way influence Consultant’s professional judgment in performing services hereunder or otherwise.

2.    Compensation.

(a)    In consideration of Consultant’s services provided and to be provided to the Company, during the Term, the Company shall pay to Consultant a consulting fee of $5,000 per month (the “Consulting Fee”).

(b)    The Company will reimburse Consultant for travel and other out-of-pocket expenses reasonably and properly incurred by Consultant in the course of performing services under this Agreement; provided, however, that Consultant provides the Company with appropriate receipts and other relevant documentation for all such costs as part of any request by Consultant for reimbursement; and provided, further, that Consultant shall comply with the Company’s travel expense guidelines and policies.

3.    Independent Contractor.

It is understood and agreed that Consultant is an independent contractor and not an employee, partner, agent or joint venturer of the Company. Consultant shall be solely responsible for all state, federal, local or other withholdings for taxes and any other governmental obligations, and providing appropriate benefits as determined by Consultant. Consultant shall not be entitled to participate in plans, arrangements or distributions by the Company relating to any pension, deferred compensation, incentive compensation, bonus, hospitalization, insurance or other benefits extended to the Company’s employees.

4.    Nondisclosure of Third-Party Information.

Consultant hereby confirms that Consultant is not bound by the terms of any agreement with Consultant’s current employer, any previous employer or other party that restricts in any way Consultant’s use or disclosure of information or Consultant’s engagement in any business. Consultant represents to the Company that Consultant’s execution of this Agreement, Consultant’s engagement with the Company and the performance of Consultant’s proposed duties for the Company will not violate any obligations Consultant may have to any such current employer, previous employer or other party. In Consultant’s work for the Company, Consultant will not disclose or make use of any information in violation of any agreements with or rights of any such current employer, previous employer or other party, and Consultant will not bring to the premises of the Company any copies or other tangible embodiments of non-public information belonging to or obtained from any such current employment, previous employment or other party.

5.    Confidentiality; Proprietary Rights.

(a)    Confidential Information. As used in this Agreement, the term “Confidential Information” shall mean information belonging to the Company (for purposes of this Section 5 including all predecessors of the Company) which is of value to the Company or with respect to which the Company enjoys certain rights in the course of conducting its business and the disclosure of which could result in a competitive or other disadvantage to the Company. Confidential Information includes information, whether or not patentable or copyrightable, in written, oral, electronic or other tangible or intangible forms, stored in any medium, including, by way of example and without limitation, trade secrets, ideas, concepts, designs, configurations, specifications, drawings, blueprints, diagrams, models, prototypes, samples, flow charts processes, techniques, formulas, software, improvements, inventions, domain names, data, know-how, discoveries, copyrightable materials, marketing plans and strategies, sales and financial reports and forecasts, customer lists, studies, reports, records, books, contracts, instruments, surveys, computer disks, diskettes, tapes, computer programs and business plans, prospects and opportunities (such as possible acquisitions or dispositions of businesses or facilities) which have been discussed or considered by the management of the Company. Confidential Information includes information developed by Consultant in the course of Consultant’s engagement with the Company, as well as other information to which Consultant may have access in connection with Consultant’s engagement. Confidential Information also includes the confidential information of others with which the Company has a business relationship. Notwithstanding the foregoing, Confidential Information does not include information in the public domain, unless due to breach of Consultant’s duties under Section 5(b).

(b)    Confidentiality. In the course of performing services hereunder on behalf of the Company and its affiliates, Consultant will have access to Confidential Information. Consultant agrees (i) to hold the Confidential Information in strict confidence, (ii) not to disclose the Confidential Information to any person (other than in the regular business of the Company or its affiliates), and (iii) not to use, directly or indirectly, any of the Confidential Information for any purpose other than on behalf of the Company and its affiliates. All documents, records, data, apparatus, equipment and other physical property, whether or not pertaining to Confidential Information, that are furnished to Consultant by the Company or are produced by Consultant in connection with Consultant’s engagement will be and remain the sole property of the Company. Upon the termination of Consultant’s engagement with the Company for any reason and as and when otherwise requested by the Company, all Confidential Information (including, without limitation, all data, memoranda, customer lists, notes, programs and other papers and items, and reproductions thereof relating to the foregoing matters) in Consultant’s possession or control, shall be immediately returned to the Company.

(c)    Litigation and Regulatory Cooperation. During and after Consultant’s engagement, Consultant shall cooperate fully with the Company in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Company that relate to events or occurrences that transpired while Consultant was engaged by the Company. Consultant’s full cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of the Company at mutually convenient times. During and after Consultant’s engagement with the Company, Consultant also shall cooperate fully with the Company in connection with any investigation or review of any federal, state or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while Consultant was engaged by the Company. The Company shall reimburse Consultant for any reasonable out-of-pocket expenses incurred in connection with Consultant’s performance of obligations pursuant to this Section 5(c).

(d)    Inventions. Consultant recognizes that the Company and its affiliates possess a proprietary interest in all of the Confidential Information and have the exclusive right and privilege to use, protect by copyright, patent or trademark, or otherwise exploit the processes, ideas and concepts described therein to the exclusion of Consultant, except as otherwise agreed between the Company and Consultant in writing. Consultant expressly agrees that any products, inventions, formulas, discoveries or improvements made by Consultant in the course of Consultant’s engagement with the Company, including any of the foregoing which is based on or arises out of the Confidential Information, shall be the property of and inure to the exclusive benefit of the Company. Consultant further agrees that any and all products, inventions, discoveries or improvements developed by Consultant (whether or not able to be protected by copyright, patent or trademark) during and in the course of his engagement, and involving the use of the time, materials or other resources of the Company or any of its affiliates, shall be promptly disclosed to the Company and shall become the exclusive property of the Company, and Consultant shall execute and deliver any and all documents necessary or appropriate to implement the foregoing.

(e)    Business Opportunities. Consultant agrees, during the Term, to offer or otherwise make known or available to the Company, as directed by the Board of Directors of the Company and without additional compensation or consideration, any business prospects, contracts or other business opportunities that Consultant may discover, find, develop or otherwise have available to Consultant in the Company’s general industry and further agrees that any such prospects, contacts or other business opportunities shall be the property of the Company.

(f)    Acknowledgment. Consultant acknowledges that the provisions of this Section 5 and Section 6 are an integral part of Consultant’s consultancy arrangements with the Company.

6.    Non-Solicitation.

During the term hereof and for a period of one year thereafter, Consultant shall not (i) call upon, solicit, direct, take away, provide products or services to, or attempt to call upon, solicit, direct, take away or provide products or services to, or accept any orders of business from any customers or clients of the Company for products or services which are competitive with or substantially similar to the products or services of the Company or its subsidiaries in the Territory (as hereinafter defined); (ii) solicit any employee of the Company to terminate such employee’s employment with the Company, or agree to hire any such employee or former employee of the Company (unless at least 12 months have passed since the termination of such employee’s employment with the Company); or (iii) directly or indirectly request or advise any present or future supplier, service provider or financial resource of the Company to withdraw, curtail or cancel the furnishing of such service or resource to the Company. As used herein, “Territory” means the United States.

7.    Term and Termination; Effect of Termination.

(a)    This Agreement shall commence on the Effective Date and be effective for a term of three (3) years (the “Term”); provided, however, that either party may terminate this Agreement at any time by giving the other party thirty (30) days’ written notice of his or its intention to terminate this Agreement, and provided, further, that the Company may terminate this Agreement immediately for “Cause” without further liability on the part of the Company other than for accrued but unpaid Consulting Fees through the date of termination effective immediately upon written notice to Consultant. “Cause” shall mean the following: (i) the commission by Consultant of any act of embezzlement, fraud, larceny or theft on or from the Company or an affiliate of the Company; (ii) the commission by Consultant of a felony or any misdemeanor, which misdemeanor involves moral turpitude, deceit, dishonesty or fraud; (iii) any material misconduct or material violation of the Company’s policies, any of which continues for a period of 30 days after written notice detailing such material misconduct or violation of the Company’s policies is given to Consultant; or (iv) a material breach by Consultant of any of the covenants, terms or provisions of this Agreement or any agreement between the Company and Consultant regarding confidentiality, non-competition or assignment of inventions

(b)    In the event of a termination by the Company prior to the expiration of the Term for any reason other than for Cause, including the death or disability of Consultant prior to the expiration of the Term, the Company agrees to pay Consultant the Consulting Fee for the month following the date the termination notice is given to Consultant.

(c)    In the event of a termination by Consultant prior to the expiration of the Term, no further payments shall be due Consultant other than for accrued but unpaid Consulting Fees through the date of termination,

(d)    Upon the termination of this Agreement for any reason, each party shall be released from all obligations and liabilities to the other occurring or arising after the date of such expiration or termination, except that (i) Consultant’s obligations under Sections 4, 5 and 6 hereof; (ii) the Company’s obligation to pay Consultant the continuing payment provided for in (b) above in the event of an early termination; (iii) the Company’s obligations to reimburse Consultant for authorized expenses incurred prior to the termination; and (iv) claims by either party for any liability arising from any breach of this Agreement, shall survive such termination. Upon expiration or termination of this Agreement for any reason whatsoever, Consultant shall promptly surrender and deliver to the Company all documents and other materials pertaining to Consultant’s work with the Company, and any documents or other materials (including reproductions thereof) containing any Proprietary Information.

(e)    Notwithstanding anything contained herein to the contrary, in the event of a termination by either party of this Agreement or the consulting arrangement established hereby for any or no reason, including without limitation the death or disability of Consultant, Consultant shall be entitled to receive from the Company, through the remainder of the Term, a continuing payment of $1,500 per month; provided, however, that such continuing payment shall cease immediately upon Consultant receiving proceeds from the Earnout (as such term is defined in that certain Agreement and Plan of Reorganization dated as of January 16, 2007 among the Company, Parent and Kalahari Limited (“Kalahari”)) sufficient to repay the shareholder loans in their entirety owed by Kalahari to Consultant in the amount of $263,421.

8.    Assignment.

None of the Company, Consultant or Parent may make any assignment of this Agreement or any interest herein without the prior written consent of the other parties; provided that the Company and Parent may assign its rights under this Agreement without the consent of Consultant in the event that the Company or Parent shall effect a reorganization, consolidate with or merge into any other corporation, partnership, organization or other entity, or transfer all or substantially all of its properties or assets to any other corporation, partnership, organization or other entity. This Agreement shall inure to the benefit of and be binding upon the Company, Parent and Consultant, their respective successors, executors, administrators, heirs and permitted assigns.

9.    Legal and Equitable Remedies.

Since Consultant’s services are personal and unique and since Consultant may have access to Confidential Information, the Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement. In particular, upon the breach or threatened breach by Consultant of any of the provisions of Sections 4, 5 or 6, Consultant agrees that the Company will be entitled to seek an injunction, without bond, restraining Consultant from committing such breach, and further agrees not to oppose any action by the Company to obtain such injunction. This right to an injunction will not be construed to prohibit the Company from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of damages.

10.   Governing Law; Arbitration.

(a)    This Agreement shall be construed under and be governed in all respects by the laws of the State of Delaware, without giving effect to the conflict of laws principles thereof, except as provided in paragraph (b) of this Section 10. If any provision of this Agreement is found by a court of competent jurisdiction to be unenforceable, that provision shall be severed and the remainder of this Agreement shall continue in full force and effect.

(b)    Any controversy, dispute or claim of whatever nature arising out of, in connection with or relating to this Agreement or the interpretation, meaning, performance, breach or enforcement thereof, including any controversy, dispute or claim based on contract, tort, or statute, and including without limitation claims relating to the validity of this Agreement or relating to the termination of this Agreement, shall be resolved at the request of any party to this Agreement, by final and binding arbitration conducted at a location determined by an arbitrator in Los Angeles, California, administered by and in accordance with the then existing Rules of Practice and Procedure of J*A*M*S/Endispute, Inc.

(J•A•M•S), and judgment upon any award rendered by the arbitrator(s) may be entered by any state or federal court having jurisdiction thereof. Either party may commence such proceeding by giving notice to the other party in the manner provided in Section 12 of this Agreement. Upon filing a demand for arbitration, all parties to this Agreement will have right of discovery to the maximum extent provided by law for actions tried before a court, and both agree that in the event of an arbitration, disputes as to discovery shall be determined by the arbitrator(s). The arbitrator(s) in any such proceeding shall apply Delaware substantive law and the California Evidence Code to the proceeding. The arbitrator(s) shall have the power to grant all legal and equitable remedies (provisional and final) and award damages provided by Delaware law. The arbitrator(s) shall prepare in writing and provide to the parties an award including findings of fact and conclusions of law. The arbitrator(s) shall not have the power to commit errors of law or legal reasoning, and the award may be vacated or corrected pursuant to California Code of Civil Procedure §§1286.2 or 1286.6 for any such error. The Company shall pay all fees of the arbitrator, and each party shall bear its or his expenses, costs and attorneys fees relating to the arbitration and recovery under any order and/or judgment rendered therein. In any such proceeding, Richardson & Patel LLP may represent the Company regardless of whether such counsel has rendered advice to Consultant in the past unless prohibited by law or rules of the California State Bar Association. The parties hereto hereby submit to the exclusive jurisdiction of the courts of the State of California for the purpose of enforcement of this agreement to arbitrate and any and all awards or orders rendered pursuant thereto.

11.    Entire Agreement; Modification.

This Agreement sets forth the entire agreement between the parties with regard to the subject matter hereof and supersedes any and all prior agreements. The terms of this Agreement may be altered or modified only by written agreement signed by Consultant, the Company and Parent.

12.   Notices.

(a)    All notices, requests, consents and other communications hereunder shall be in writing, addressed to the receiving party’s address as set forth in the preamble to this Agreement or to such other address as a party may designate by notice hereunder, and either (i) delivered by hand, (ii) sent by overnight courier, or (iii) sent by registered or certified mail, return receipt requested, postage prepaid.

(b)    All notices, requests, consents and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iii) if sent by registered or certified mail, on the third business day following the day such mailing is made.

13.    Counterparts.

This Agreement may be executed by the parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

*    *    *    *    *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

THE COMPANY:

Kalahari, Inc.

By: /s/ Stuart Gold
Name: Stuart Gold
Title: CEO

PARENT:

Health Sciences Group, Inc.

By: /s/ Stuart Gold
Name: Stuart Gold
Title: CEO

CONSULTANT:

/s/ Edward Fitch
Edward Fitch